Exhibit 99.3

BUNGE RETIREMENT SAVINGS PLAN

As amended through September 11, 2023

BUNGE RETIREMENT SAVINGS PLAN

Table of Contents

Page

Section 1 Name Of Plan		1

Section 2 Definitions		1
2.1.	Board	1
2.2.	Code	1
2.3.	Committee	1
2.4.	Company	1
2.5.	Company Stock	2
2.6.	Company Stock Fund	2
2.7.	Compensation	2
2.8.	Controlled Group	3
2.9.	Eligible Employee	3
2.10.	Employee	3
2.11.	Employer	4
2.12.	Five Percent Owner	4
2.13.	Highly Compensated Employee	4
2.14.	Hours of Employment	4
2.15.	Leased Employee	4
2.16.	Non-Highly Compensated Employee	5
2.17.	Normal Retirement Age	5
2.18.	Normal Retirement Date	5
2.19.	Participant	5
2.20.	Plan Administrator	5
2.21.	Plan Year	5
2.22.	Prior Plan	5
2.23.	Qualified Plan	5
2.24.	Spouse	6
2.25.	Trustee	6
2.26.	Valuation Date	6
2.27.	Year of Service	6

Section 3 Eligibility		7
3.1.	Prior Participants	7
3.2.	New Participants	7
3.3.	Reemployed Participants	7
3.4.	Cessation Of Participation	7

Section 4 Contributions		7
4.1.	Payroll Reduction Contributions	7
4.2.	After-Tax Contributions	8
4.3.	Maximum Payroll Reduction Contribution	8
4.4.	Employer Contributions	8

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4.5.	Elections	9
4.6.	Changes In And Suspension Of Payroll Reductions	9
4.7.	Tax Deductions/Return of Contributions	10
4.8.	Rollover Contributions And Transfers	10

Section 5 Loans		11
5.1.	Loans	11

Section 6 In-Service Withdrawals		14
6.1.	Withdrawals	14
6.2.	Hardship Withdrawals	14
6.3.	Age 59-1/2 Withdrawals	16
6.4.	Other Withdrawals	16
6.5.	Distribution During Uniformed Service	16
6.6.	In-Plan Roth Conversion	17

Section 7 Distributions Of Excess Amounts		19
7.1.	Distribution Of Excess Elective Deferrals	19
7.2.	Actual Deferral Percentage Test	19
7.3.	Actual Contribution Percentage Test	19

Section 8 Allocation and Accounts		23
8.1.	Establishment of Accounts	23

Section 9 Investment Of Accounts		25
9.1.	Participant’s Selection Of Investments	25
9.2.	Investment In Company Stock Fund	25
9.3.	Transfers Between Investment Funds	26
9.4.	Allocation Of Earnings Or Losses	26

Section 10 Distributions At Retirement		27
10.1.	Normal Retirement Distributions	27
10.2.	Required Minimum Distributions	27
10.3.	Required Beginning Date	27

Section 11 Distributions At Termination Of Employment		28
11.1.	Distributions Upon Termination Of Employment	28
11.2.	Determination Of Vested Portion	29
11.3.	Notification Of Eligibility To Receive And Consent To Vested Benefits	30
11.4.	Forfeitures	30

Section 12 Distributions At Death		31
12.1.	Distributions Upon Death	31
12.2.	Distribution To Spouse	31
12.3.	Designation Of Beneficiary	31
12.4.	Beneficiary Not Designated	31
12.5.	Spousal Consent To Designation Of Beneficiary	31
12.6.	Death During Qualified Military Service	32

Section 13 Leaves Of Absence And Transfers		33
13.1.	Military Leave Of Absence	34
13.2.	Other Leaves Of Absence	34
13.3.	Transfers	35
13.4.	Acquisition Of Assets	36

Section 14 Trustee		36
Section 15 Administration		37
15.1.	Appointment of Plan Administrator	37
15.2.	Construction	37
15.3.	Decisions And Delegation	37
15.4.	Meetings	37
15.5.	Duties Of The Plan Administrator	37
15.6.	Records Of The Plan Administrator	38
15.7.	Expenses	38

Section 16 Claim Procedure		39
16.1.	Claim	39
16.2.	Claim Decision	39
16.3.	Request For Review	40
16.4.	Review On Appeal	40
16.5.	Venue for Litigation	41

Section 17 Amendment And Termination		42
17.1.	Amendment	42
17.2.	Termination; Discontinuance Of Contributions	42

Section 18 Miscellaneous		43
18.1.	Participants’ Rights	43
18.2.	Spendthrift Clause	43
18.3.	Delegation Of Authority By Employer	43
18.4.	Distributions To Minors	43
18.5.	Gender, Number And Headings	43
18.6.	Separability Of Provisions	44
18.7.	Diversion Of Assets	44
18.8.	Service Of Process	44
18.9.	Merger	44
18.10.	Benefit Limitation	44
18.11.	Commencement Of Benefits	46
18.12.	Qualified Domestic Relations Order	47
18.13.	Written Explanation Of Rollover Treatment	48
18.14.	Special Distribution Option	49
18.15.	Limitations On Special Distribution Option	50
18.16.	Waiver Of 30-Day Period	51
18.17.	Contribution On Behalf Of Controlled Group Member	51
18.18.	Construction Of Plan	51
18.19.	Leased Employees	51

18.20.	Correcting Mistakes	51
18.21.	Multiple Employer Plan Rules	51

Section 19 Minimum Distribution Requirements		53
19.1.	General Rules	53
19.2.	Time and Manner of Distribution	53
19.3.	Required Minimum Distributions During Participant’s Lifetime	54
19.4.	Required Minimum Distributions After Participant’s Death	55
19.5.	Definitions	56
19.6.	Participant and Beneficiary Elections	56

Section 20 Top-Heavy Rules		57
20.1.	Definitions	57
20.2.	Special Top-Heavy Rules	59

BUNGE RETIREMENT SAVINGS PLAN

Section 1

Name Of Plan

This Plan shall be known as the “Bunge Retirement Savings Plan.” The Plan will be considered a profit sharing plan even though contributions are not dependent on profits. The Plan was formed effective January 1, 2004 by the merger of:

●	the Central Soya and Affiliates Thrift Savings Plan;

●	the Bunge Management Services Inc. Savings Plan;

●	the assets attributable to non-union Participants which were spun-off from the Bunge North America, Inc. Savings Plan; and

●	the Bunge North America, Inc. Profit Sharing Plan.

This is an amendment and restatement of the Plan effective January 1, 2020. Except as otherwise provided in the Plan, a person who prior to January 1, 2020 had retired or had terminated service with a vested right, or such person’s designated beneficiary, will continue to receive, or prospectively will receive, such benefits, if any, as provided in accordance with the terms of the appropriate plan in effect at the time such person had retired or terminated service.

Section 2

Definitions

2.1.         Board.

“Board” means the board of directors of the Company.

2.1A.        Break in Service.

“Break in Service” means a Plan Year in which a person completes 500 or fewer Hours of Employment.

2.2.         Code.

“Code” means the Internal Revenue Code of 1986, as amended.

2.3.         Committee.

“Committee” means the Committee appointed pursuant to Section 15.1.

2.4.         Company.

“Company” means Bunge North America, Inc., a New York corporation.

2.5.         Company Stock.

“Company Stock” means the common stock of Bunge Limited.

2.6.         Company Stock Fund.

“Company Stock Fund” means an investment fund made available under the Plan in accordance with Section 9.2. Up to 100% of the assets of such fund may be invested in Company Stock.

2.7.         Compensation.

“Compensation” means the gross amount received during the Plan Year by an Eligible Employee after he or she becomes a Participant for services rendered with respect to the Employer. Such amount shall include salary, wages, and amounts contributed through a Qualified Plan which meets the requirements of Section 401(k) of the Code and through a cafeteria plan which meets the requirements of Section 125 of the Code or as elective amounts not included in the gross income of the Eligible Employee by reason of Section 132(f)(4). Compensation shall also include bonuses, other than sign-on bonuses, holiday special bonuses, special award program, and bonuses coded as BPL- Incentive BPL, FSG/BFS – FSG Bonus or BFS Bonus, and/or RMO/SRU – RMO Bonus or SRU (Special Risk Unit) Bonus (such amounts referred to herein as “Excluded Bonuses”).

Compensation shall not include Excluded Bonuses, commissions, overtime pay, reimbursements or other expense allowances, fringe benefits, moving expenses, deferred compensation, and welfare benefits or Employer contributions under Section 4.4 of this Plan or benefits under any other Qualified Plan. Finally, Compensation shall not include severance pay, whether paid before or after an Eligible Employee’s termination of employment, or any other amounts paid after an individual’s termination of employment; provided that, regular pay, including Compensation for services during regular working hours, shift differential, or other similar payments (to the extent otherwise included in the definition of Compensation) paid no later than the date which is 2½ months after termination of employment shall be deemed Compensation.

The exclusions provided for in this Section 2.7 with respect to post-employment payments shall not apply to payments to an individual who does not currently perform services for the Employer by reason of qualified military service, to the extent such payments do not exceed the Compensation such individual would have received from the Employer if he or she had continued to perform services for the Employer.

The Compensation of each Participant taken into account under the Plan for any Plan Year shall not exceed $305,000 (as adjusted in accordance with Code Section 415(d)).

Effective January 1, 2009, in accordance with Code Section 414(u) Compensation shall include any differential wage payment (within the meaning of Code Section 3401(h)(2)) made by the Employer to an individual who does not currently perform services for the Employer by reason of qualified military service (within the meaning of Code Section 414(u)(5)) to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer.

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Notwithstanding the foregoing, “Compensation” for purposes of calculating the fixed employer contributions under Section 4.4(b) means the definition of “Compensation” described above, except such amount shall also include overtime pay.

2.8.         Controlled Group.

“Controlled Group” means an Employer and all other entities required to be aggregated with the Employer under Sections 414(b), (c), or (m) of the Code or regulations issued pursuant to Section 414(o) of the Code. For purposes of Section 18.10, in determining which entities shall be aggregated under Section 414(b) or (c) of the Code, the modifications made by Section 415(h) of the Code shall be applied.

2.9.         Eligible Employee.

“Eligible Employee” means any person who is classified as an employee by an Employer and who is compensated in United States dollars from a United States payroll source excluding the following:

●	a person covered under another qualified defined contribution plan maintained by a member of the Controlled Group;

●	a person employed on a temporary or seasonal basis, unless such person completes 1,000 Hours of Employment with the Employer in his or her first year of employment or any subsequent Plan Year;

●	a Leased Employee;

●	a person employed as an intern participating in the Commodity Trader Training Program;

●	a non-resident alien unless such person is compensated by an Employer from a United States payroll source;

●	a resident alien covered under another retirement plan maintained outside the United States; and

●	a member of a collective bargaining unit for which either (a) a separate retirement plan has been established pursuant to collective bargaining negotiations, or (b) no separate plan has been established after collective bargaining has included discussion of retirement benefits, unless such collective bargaining provided for coverage under this Plan.

2.10.        Employee.

“Employee” means any individual classified by an Employer or a member of the Employer’s Controlled Group as an employee or a Leased Employee.

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2.11.        Employer.

“Employer” means the Company, EGT, LLC, Bunge-SCF Grain, LLC, Loders Croklaan USA, LLC and any other member of the Controlled Group which has, with the consent of the Board, adopted the Plan.

2.12.        Five Percent Owner.

“Five Percent Owner” means any person who owns (or is considered as owning within the meaning of Section 318 of the Code) more than five percent of the outstanding stock of any corporation in the Controlled Group or stock possessing more than five percent of the total combined voting power of all stock of any corporation in the Controlled Group or who owns more than five percent of the capital or profits interest of any unincorporated entity in the Controlled Group.

2.13.        Highly Compensated Employee.

“Highly Compensated Employee” means any Employee who (a) was a Five-Percent Owner at any time during either the determination year or the look-back year, or (b) received compensation within the meaning of Code Section 415(c)(3) within the Controlled Group in excess of $130,000 (as adjusted pursuant to Code Section 415(d)) during the look-back year and, if the Employer so elects for the look-back year, was in the top-paid group of Employees for such look-back year. For purposes of this Section 2.13, “compensation within the meaning of Code Section 415(c)(3) within the Controlled Group” shall mean the remuneration as defined in Section 18.10(c).

For purposes of this Section, the determination year shall be the Plan Year, and the look-back year shall be the 12-month period immediately preceding the determination year. The determination of who is a Highly Compensated Employee, including the determination of the compensation that is considered, will be made in accordance with Code Section 414(q) and the regulations thereunder.

2.14.        Hours of Employment.

“Hour of Employment” means an hour for which a person is directly or indirectly paid, or entitled to payment, by the Employer and/or any member of the Controlled Group for the performance of duties. Hours of Employment shall be calculated in accordance with Department of Labor Regulations §2530.200b-2(b) and (c)

2.15.        Leased Employee.

“Leased Employee” means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person (a “leasing organization”) has performed services for the recipient (or for the recipient and related persons as determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, if such services are performed under primary direction or control by the recipient. Contributions or benefits provided to a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

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2.16.        Non-Highly Compensated Employee.

“Non-Highly Compensated Employee” means any Employee who is not a Highly Compensated Employee but who is eligible to participate in the Plan.

2.17.         Normal Retirement Age.

“Normal Retirement Age” means such Participant’s attainment of age 65.

2.18.         Normal Retirement Date.

“Normal Retirement Date” means the date on which a Participant terminates his or her employment with the Employer (except by death) provided such date is on or after the date the Participant reaches his or her Normal Retirement Age.

2.19.         Participant.

“Participant” means an Eligible Employee who has satisfied the eligibility requirements of Section 3 and who has not become a former Participant under Section 3.4.

2.20.         Plan Administrator.

“Plan Administrator” means the Committee, or the successor members of the Committee appointed pursuant to Section 15.1.

2.21.         Plan Year.

“Plan Year” means the 12-month period commencing on January 1 and ending on December 31.

2.22.         Prior Plan.

“Prior Plan” means the Bunge North America, Inc. Profit Sharing Plan as in effect on December 31, 2003 or one of the following plans in which the Employee participated prior to its merger into this Plan on December 31, 2003:

●         the Central Soya and Affiliates Thrift Savings Plan (“Central Soya Plan”);

●         the Bunge Management Services Inc. Savings Plan (“BMSI Savings Plan”); or

●         the Bunge North America, Inc. Savings Plan (“Bunge Savings Plan”).

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2.23.         Qualified Plan.

“Qualified Plan” means any plan qualified under Section 401 of the Code.

2.24.        Spouse.

“Spouse” means a person who, by reason of marriage valid under the laws of the state or jurisdiction where it was entered into, is the lawful spouse of the Participant on the applicable date.

2.25.        Trustee.

“Trustee” means the insurer or trustee or any successor trustee appointed pursuant to Section 14 hereof.

2.26.        Valuation Date.

“Valuation Date” means each business day.

2.27.        Year of Service.

“Year of Service” means a Plan Year in which the Participant is credited with at least 1,000 Hours of Employment. A Participant with an account under the Minsa Employees Retirement Savings Plan (“Minsa Plan”) as of August 1, 2018 shall be credited with the number of Years of Service that he or she had accrued under the Minsa Plan as of such date. In addition, for the period from January 1, 2018 through July 31, 2018, such a Participant shall be credited with 190 Hours of Employment for each calendar month in such period during which he or she completed at least one Hour of Employment with Minsa Corporation or an Employer. A Participant with an account under the Loders Croklaan Savings Plan for Salaried Employees (“Loders Plan”) as of December 31, 2019 shall be credited with the number of Years of Service that he or she had accrued under the Loders Plan as of such date. A Participant who becomes an Employee in connection with the Company’s acquisition on April 14, 2023 of the refinery in Avondale, Louisiana (“Avondale Refinery”) from Fuji Oil New Orleans, LLC shall, solely for purposes of crediting time prior to the acquisition, be credited with Years of Service by crediting 190 Hours of Employment for each calendar month during which he or she completed at least one Hour of Employment with the Avondale Refinery.

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Section 3

Eligibility

3.1.         Prior Participants.

Each person who was a Participant in the Plan on December 31, 2019, shall continue to be a Participant in this Plan on January 1, 2020.

3.2.         New Participants.

Provided that he or she enrolls in the Plan in accordance with the procedures established by the Plan Administrator, on or after January 1, 2020, each Eligible Employee not described in Section 3.1 shall become a Participant hereunder as of the first day of the payroll period coinciding with or next following his or her date of hire. If a person is not an Eligible Employee when he or she satisfies these requirements, he or she shall not become a Participant until the day he or she becomes an Eligible Employee.

Notwithstanding any other provisions of the Plan, any individual who is providing services to an Employer in the capacity of, or who is designated by an Employer as an independent contractor, and who is subsequently reclassified as an Employee by court or similar action (whether retroactively or prospectively), shall not be eligible to participate in the Plan, and shall be treated as a member of an excluded class. No such excluded individual shall have any claim for benefits under the Plan for any period during which he or she is excluded from participation.

3.3.         Reemployed Participants.

A former or inactive Participant who is reemployed by the Employer shall become a Participant on the date he or she is reemployed as an Eligible Employee.

3.4.         Cessation Of Participation.

A person shall cease to be a Participant when he or she

(a)         has ceased to be employed by the Employer, and

(b)         has no undistributed account balances under the Plan.

Section 4

Contributions

4.1.         Payroll Reduction Contributions.

A Participant who is an Eligible Employee may elect to have up to 50% of his or her Compensation contributed by the Employer to the Plan on a pre-tax basis and/or as Roth elective deferrals through payroll reductions. Each such Participant shall elect in accordance with procedures established by the Plan Administrator in increments of 1% the percentage of his or her Compensation under this Section to be credited to his or her Before-Tax Contribution Account or Roth Contribution Account.

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If a Participant elects to make Roth elective deferrals, the Employer shall treat such Roth elective deferrals as includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made a cash or deferred election. Unless specifically stated otherwise, Roth elective deferrals will be treated as elective deferrals (pre-tax elective contributions) for all purposes under the Plan.

An Eligible Employee of Loders Croklaan who becomes a Participant on December 31, 2019 due to the merger of the portion of the Loders Plan which relates to the accounts of non-union Participants shall have his deferral percentage, as in effect as of such date, automatically applied to the Plan, and such percentage shall apply until such time as the Participant affirmatively elects not to participate in the Plan or to participate at a different percentage in accordance with the Plan’s procedures; provided that, a deferral percentage election over 50% under the Loders Plan shall be reduced to 50% as of December 31, 2019 under the Plan.

4.2.         After-Tax Contributions. Effective August 7, 2020, a Participant may elect to have up to 50% of his or her Compensation contributed by the Employer to the Plan on an after-tax basis to be credited to his or her After-Tax Contribution Account, provided that the aggregate amount of all pre-tax contributions, Roth elective deferrals and after-tax contributions that may be made by such Participant for any pay period may not exceed one hundred percent (100%) of such Participant’s Compensation for each pay period. An election to defer may only apply to amounts currently unavailable to the Employee at the time of the election to defer and during a period preceding the date the Employee is eligible to receive such amounts and could elect to receive such amounts in cash.

4.3.         Maximum Payroll Reduction Contribution.

Subject to Section 4.1, the maximum amount which may be contributed to the Plan by a Participant on a pre-tax basis or as Roth elective deferrals under Section 4.1 and any other Qualified Plan maintained by the Employer and/or any member of the Controlled Group in any calendar year is limited to the amount prescribed under Section 402(g) of the Code with respect to such calendar year. In addition, Participants who are eligible to make elective deferrals hereunder and who have attained or will attain age fifty (50) by the end of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code Section 414(v). Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 410(b), or 416, as applicable, by reason of the making of such catch-up contributions. If a Participant’s pre-tax contributions and/or Roth elective deferrals reach the maximum amount permitted under this Section 4.3, the Plan Administrator shall stop the Participant’s payroll reduction contributions for the remainder of the calendar year.

4.4.         Employer Contributions.

(a)         Employer Matching Contributions. The Employer will contribute to the Plan on behalf of each Participant an amount equal to 100% of the first 3% of Compensation contributed by the Participant and 50% of the next 2% of Compensation contributed by the Participant under Section 4.1. Such contributions must be paid to the Trustee not later than the time prescribed by law for filing the Employer’s federal income tax return for the taxable year with or within which such Plan Year ends, including any extensions thereof; provided that, the Employer may, but is not required to, contribute such contributions pursuant to a different frequency, including each pay period.

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(b)         Fixed Employer Contributions.

(1)         Beginning 2023. Effective January 1, 2023, for each Participant the Employer will contribute to the Plan on behalf of him or her an amount equal to 5% of the Participant’s Compensation.

(2)         Prior to 2023. Prior to January 1, 2023, for each Participant hired or rehired on or after January 1, 2018, the Employer will contribute to the Plan on behalf of him or her an amount equal to 5% of the Participant’s Compensation; provided that, in no event shall a Participant be eligible to receive an allocation under this Section during any Plan Year in which he or she accrues a benefit under the Bunge U.S. Pension Plan. A person who transfers from employment with the Employer or another member of the Controlled Group in a status as a non-Eligible Employee to employment with the Employer under circumstances making such person an Eligible Employee shall be deemed to be a newly-hired employee for purposes of determining his or her eligibility for the fixed Employer contribution.

(3)         Timing of Contributions. Fixed Employer contributions paid pursuant to this Section 4.4(b) must be paid to the Trustee not later than the time prescribed by law for filing the Employer’s federal income tax return for the taxable year with or within which such Plan Year ends, including any extensions thereof; provided that, the Employer may, but is not required to, contribute such contributions pursuant to a different frequency, including each pay period.

4.5.         Elections.

Each election by a Participant under this Section shall be effective until suspended or amended. Each election shall be effective only when made in accordance with the procedures established by the Plan Administrator.

4.6.         Changes In And Suspension Of Payroll Reductions.

(a)         Changes In Payroll Contributions Including Suspensions. Each Participant’s percentage rate of payroll reduction and/or salary adjustment under Sections 4.1, 4.2 and 4.3 shall continue in effect until the Participant shall change such percentage in accordance with the procedures established by the Plan Administrator.

(b)         Special Notice Requirement and Election Period.

(1)         Notice Requirement. Within a reasonable time (generally, at least 30 days, but not more than 90 days) before the beginning of the Plan Year, the Employer will provide each Participant a comprehensive notice of the employee’s rights and obligations under the Plan, written in a manner calculated to be understood by the average Participant (“Safe Harbor Notice”). If an Employee becomes eligible after the 90th day before the beginning of the Plan Year and does not receive the notice, the Safe Harbor Notice must be provided no more than 90 days before the Employee becomes eligible but not later than the date the Employee becomes eligible. In addition, if the Plan is amended to reduce or suspend the safe harbor contributions described in the Safe Harbor Notice during a Plan Year, Eligible Employees shall be given a supplemental notice which complies with Treasury Regulation Section 1.401(k)-3(g)(2).

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(2)         Election Periods. In addition to any other election periods provided under the Plan, each Participant may make or modify a deferral and/or salary adjustment election during the 30-day period immediately following receipt of the Safe Harbor Notice described in Section 4.6(b)(1) above.

4.7.         Tax Deductions/Return of Contributions.

All Employer contributions are made conditioned upon their deductibility for Federal income tax purposes under Section 404 of the Code. Amounts contributed by the Employer shall be returned to the Employer from the Plan by the Trustee under the following circumstances:

(a)         If a contribution was made by the Employer by a mistake of fact, the excess of the amount of such contribution over the amount that would have been contributed had there been no mistake of fact shall be returned to the Employer within one year after the payment of the contribution; and

(b)         If the Employer makes a contribution which is not deductible under Section 404 of the Code, such contribution (but only to the extent disallowed) shall be returned to the Employer within one year after the disallowance of the deduction.

Earnings attributable to the contribution shall not be returned to the Employer, but losses attributable to such excess contribution shall be deducted from the amount to be returned.

In the event (a) or (b) above apply, the Employer will distribute any salary reduction amounts returned to the Employer (less any losses) to the Eligible Employees who elected to reduce their salary by such amounts.

4.8.         Rollover Contributions And Transfers.

The Plan Administrator may direct the Trustee to accept from or on behalf of an Eligible Employee any cash or other assets the receipt of which would constitute an eligible rollover contribution as defined in Section 402(c)(4) of the Code from any of the following types of plans:

(a)         a qualified plan described in Section 401(a) of the Code, including after-tax employee contributions; or

(b)         a qualified annuity plan described in Section 403(a) of the Code, including after-tax employee contributions.

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The Plan Administrator may also direct the Trustee to accept from or on behalf of an Eligible Employee a rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.

The Plan Administrator may also direct the Trustee to accept from the trustee of another Qualified Plan a direct transfer of cash or other assets which does not constitute an eligible rollover contribution. Notwithstanding the preceding, the Trustee may not accept the direct transfer of any assets from any Qualified Plan which would cause the Plan to be subject to the requirements of Section 401(a)(11) of the Code. Any contributions under this Section shall be segregated in a separate account and shall be fully vested at all times. In addition, the Plan shall provide for separate accounting for after-tax contributions, if any, and earnings thereon. Unless accepted on a Valuation Date, the assets of such account will be segregated from the other assets of the Plan until the Valuation Date next following the date they are accepted, and thereafter will share in the allocation of earnings and losses under Section 9.4. Such amounts shall not be considered as a contribution by a Participant for purposes of Sections 4.1 or 18.10.

The Administrator may also direct the Trustee to accept from or on behalf of an Eligible Employee a rollover contribution to a Roth contribution account only if it is a direct rollover from another Roth contribution account under an applicable retirement plan described in Code Section 402A(e)(1) and only to the extent the rollover is permitted under the rules of Code Section 402(c).

Section 5

Loans

5.1.         Loans.

The Plan Administrator, as administrator of the loan program, shall make loans available to Participants who are employed with the Employer on the date the loan is made (and subject to the terms of this Section 5, to an interested party as defined in Section 3(14) of the Employee Retirement Income Security Act of 1974, even if such interested party is no longer an Eligible Employee) pursuant to a uniform and non-discriminatory policy. Notwithstanding the above, loans shall not be made available to Highly Compensated Employees (as defined in Section 414(q) of the Code) in an amount greater than the amount made available to other Employees. All loans shall comply with the following terms and conditions.

(a)         Loan Applications. A Participant must apply for a loan in accordance with the procedures established by the Plan Administrator.

(b)         Loan Limits. No loan shall be made if immediately after the loan the unpaid balance of all loans by this Plan and all other plans maintained by the Controlled Group to the Participant would exceed the lesser of

(1)         $50,000, or

(2)         50% of the vested portion of the Participant’s accounts under this Plan.

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Notwithstanding the foregoing, the $50,000 limitation in (1) above shall be reduced by the highest outstanding loan balance for the one year period ending on the day before a new loan is made minus the outstanding balance of existing loans to the Participant on the date of the new loan. Although vested funds in the Employer Contribution Account may count toward the loan limit calculation, loan proceeds may not consist of funds from the Participant’s Employer Contribution Account.

(c)         Repayment Period. A fixed period for repayment of the loan not in excess of five years shall be specified in the loan agreement; provided, that if the loan is used to acquire any dwelling unit which within a reasonable time is used as a principal residence of the Participant, the specified repayment period may be longer than five years.

(d)         Manner And Timing Of Repayments. In accordance with procedures established by the Plan Administrator, loans will be repaid (principal and interest) through substantially equal payroll deductions; provided, that a Participant may at any time prepay the entire amount due on the loan in one lump sum. Upon a Participant’s termination of employment, the Participant may make arrangements for submitting loan repayments in accordance with procedures available at such time through the Plan’s recordkeeper. Any loan balance remaining unpaid on the date of distribution of the Participant’s accounts from the Plan will be set off against any distribution due to the Participant.

(e)         Security. Each loan shall be secured by assignment of the Participant’s accounts in the Plan and by the Participant’s collateral promissory note for the amount of the loan, including interest thereon, payable to the order of the Trustee. However, in no event shall more than 50% of a Participant’s vested interest in the Plan (determined immediately after origination of the loan) be used as security for the loan.

(f)         Interest. Each loan shall bear a reasonable rate of interest commensurate with the prevailing interest rate charged on similar commercial loans under like circumstances by persons in the business of lending money.

(g)         Limitation On Number Of Loans. No more than one loan may be made to a Participant and no loan shall be made to a Participant with an outstanding loan balance.

(h)         Minimum Loan. The minimum amount of any loan shall be $1,000.

(i)         Order Of Investment Liquidation. The Company shall establish rules for determining the portion of each account which shall be liquidated to provide the proceeds for any loan to the Participant.

(j)         Investment Of Loan Repayments. Repayments of loan amounts shall be invested in accordance with the most recent investment election made by the Participant.

(k)         Loans Limited To Eligible Employees. Except as otherwise provided in this Section 5, no loan shall be made to any Participant who has terminated employment with the Employer.

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(l)         Default. Generally, a default shall occur upon the failure of a Participant to timely remit payments under the loan when due. In such event, the Trustee shall take such reasonable actions which a prudent fiduciary in like circumstances would take to protect and preserve Plan assets, including foreclosing on any collateral and commencing such other legal action for collection which the Trustee deems necessary and advisable. However, the Trustee shall not be required to commence such actions immediately upon a default. Instead, the Trustee may grant the Participant reasonable rights to cure any default, provided such actions would constitute a prudent and reasonable course of conduct for a professional lender in like circumstances. In addition, if no risk of loss of principal or income would result to the Plan, the Trustee may choose, in its discretion, to defer enforcement proceedings. If the qualified status of the Plan is not jeopardized, the Trustee and the Plan Administrator may treat a loan that has been defaulted upon and not cured within a reasonable period of time as a deemed distribution from the Plan.

An outstanding loan under the Minsa Plan as of August 1, 2018 shall continue to be outstanding hereunder upon the merger of such plan into the Plan on that date. Such loan shall continue to be administered in accordance with the terms of the governing loan documents. If a Participant has two (2) loans outstanding under the Minsa Plan as of August 1, 2018, both such loans shall be subject to this provision. In order to comply with the limitation on the number of outstanding loans applicable under this Plan, such a Participant may not initiate a new loan under the Plan until both transferred loans are paid off.

An outstanding loan under the Loders Plan as of December 31, 2019 shall continue to be outstanding hereunder upon the merger of such plan into the Plan on that date. Such loan shall continue to be administered in accordance with the terms of the governing loan documents. If a Participant has two (2) loans outstanding under the Loders Plan as of December 31, 2019, both such loans shall be subject to this provision. In order to comply with the limitation on the number of outstanding loans applicable under this Plan, such a Participant may not initiate a new loan under the Plan until both transferred loans are paid off.

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Section 6

In-Service Withdrawals

6.1.         Withdrawals.

A Participant in the employment of an Employer or any member of the Controlled Group may withdraw amounts from his or her accounts in accordance with procedures established by the Plan Administrator.

(a)         Minimum Withdrawal. The minimum amount of any withdrawal shall be $500.

(b)         Deadlines For Submission Of Withdrawal Applications. An application for a withdrawal must be completed and delivered in accordance with rules prescribed by the Plan Administrator preceding the date as of which the withdrawal is to be made.

(c)         Order Of Investment Liquidation. The Plan Administrator shall establish rules for determining the portion of each Fund in which the Participant’s accounts are invested which shall be liquidated to provide the proceeds for any withdrawal to the Participant.

6.2.         Hardship Withdrawals.

The provisions of this Section 6.2 shall be effective as of January 1, 2020. In addition, for Plan Years beginning after December 31, 2018, no Participant was suspended (and no Participant shall be suspended in future Plan Years) from making contributions to the Plan for any period of time after receipt of a hardship withdrawal. A Participant in the employment of an Employer may withdraw as of any date his or her pre-tax contributions allocated to his or her Before-Tax Contribution Account or Roth Contribution Account (but not earnings on such contributions) only upon a showing of substantial hardship to the Plan Administrator. The Plan Administrator will grant a distribution on account of hardship only if the distribution is made on account of an immediate and heavy financial need of the Participant and is necessary to satisfy such financial need.

(a)         Determination of Immediate and Heavy Financial Need. A distribution will be deemed to be made on account of an immediate and heavy financial need of the Participant only if the distribution is on account of:

(1)         expenses for medical care described in Section 213(d) of the Code, determined without regard to the limitations in Code Section 213(a), previously incurred by the Participant, the Participant’s Spouse or any of the Participant’s dependents (as defined in Section 152 of the Code) or necessary for these persons to obtain medical care described in Section 213(d) of the Code;

(2)         costs directly related to the purchase of a principal residence of the Participant (excluding mortgage payments);

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(3)         payment of tuition, related educational fees and room and board expenses for the next 12 months of postsecondary education for the Participant, the Participant’s Spouse, or the Participant’s children or dependents (as defined in Section 152 of the Code without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B) of the Code);

(4)         payments necessary to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant’s principal residence;

(5)         payments for burial or funeral expenses for the Participant’s deceased parent, Spouse, children or dependents (as defined in Code Section 152 without regard to Code Section 152(d)(1)(B) of the Code);

(6)         expenses for the repair of damage to Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income);

(7)         expenses and losses (including loss of income) incurred by the Participant on account of a disaster declared by the Federal Emergency Management Agency (“FEMA”), provided that the Participant’s principal residence or principal place of employment at the time of the disaster was located in an area designated by FEMA for individual assistance with respect to the disaster; or

(8)         for any other event that the IRS recognizes as a safe harbor Hardship distribution event under ruling, notice or other guidance of general applicability.

(b)         Amount Necessary To Satisfy Financial Need. A distribution will be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant if the following requirements are satisfied:

(1)         The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant (which may include any amounts necessary to pay any federal, state or local income tax or penalties reasonably anticipated to result from the distribution); and

(2)         The Participant represents in writing, by electronic means or other form, that the Participant has insufficient cash or other liquid assets reasonably available to meet the need, and the Plan Administrator does not have actual knowledge to the contrary. Therefore, a Participant must obtain all distributions (including in-service withdrawals described in this Section 6), other than hardship distributions currently available to such Participant under all plans maintained by the Controlled Group.

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6.3.         Age 59-1/2 Withdrawals.

A Participant in the employment of an Employer may withdraw, in accordance with rules prescribed by the Plan Administrator, all or any portion of his or her accounts (other than his or her Employer Contribution Account), including earnings thereon, provided the Participant has attained age 59½. A Participant may not withdraw amounts from his or her Employer Contribution Account. A Participant in the employment of an Employer may withdraw, in accordance with rules prescribed by the Plan Administrator, all or any portion of his or her Loders Accounts, including earnings thereon, provided the Participant has attained age 59½.

6.4.         Other Withdrawals.

A Participant in the employment of an Employer may withdraw in accordance with procedures established by the Plan Administrator, all or any portion of his or her After-Tax Contribution Account, Loders After-Tax Contribution Account, Rollover Contribution Account or Loders Rollover Account, including earnings thereon as of any date.

In addition, a Participant in the employment of an Employer may withdraw pre-2004 matching contributions and earnings thereon allocated to his or her Matching Contribution Account, provided all of the following requirements are met:

(1)         the Participant has participated in the Plan for at least five years; and

(2)         the Participant has first withdrawn all amounts in his or her After-Tax Contribution Account.

6.5.         Distribution During Uniformed Service.

For Plan Years beginning on or after January 1, 2009, a Participant will be treated as having incurred a termination of employment (solely for purposes of determining eligibility to receive a distribution) during any period the Participant is performing service for a period in excess of 30 days in the uniformed services (as described in Section 3401(h)(2)(A) of the Code). If a Participant elects to receive a distribution by reason of such deemed termination of employment, the Participant may not make a contribution to the Plan under Section 4 during the 6-month period beginning on the date of such distribution. Following this 6-month period, if the Participant desires to resume such deferrals or contributions, the Participant must affirmatively elect to resume such deferrals or contributions in accordance with the procedures established by the Plan Administrator.

A Participant may request a Qualified Reservist Distribution from the following accounts: a Minsa Before-Tax Contribution Account, a Bonsavor Foods Before-Tax Contribution Account, or a Bonsavor Foods Roth Contribution Account. A Qualified Reservist Distribution is not available with respect to amounts in any other accounts not specifically listed in the prior sentence. If a Participant takes a Qualified Reservist Distribution, such distribution will not be subject to the 10% penalty tax under Code Section 72(t). A Qualified Reservist Distribution means any distribution to an individual if (1) such distribution is from amounts attributable to elective deferrals (as described in Code Section 402(g)(3)(A)); (2) such individual was (by reason of being a member of a reserve component (as defined in Section 101 of Title 37 of the United States Code)) ordered or called to active duty for a period in excess of 179 days or for an indefinite period; and (3) such distribution is made during the period beginning on the date of such order or call and ending at the close of the active duty period. In the event a distribution qualifies under both the first paragraph of this Section 6.5 and as a Qualified Reservist Distribution, such distribution (or portion thereof) shall be treated as a Qualified Reservist Distribution which is not subject to the 6-month suspension described above in this Section.

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6.6.         In-Plan Roth Conversion. Effective August 7, 2020, a Participant may elect an In-Plan Roth Conversion under the Plan in accordance with the rules and procedures established from time to time by the Plan Administrator. Such procedures may include, but are not limited to, establishment of a process to permit an election to apply an In-Plan Roth Conversion to each payroll contribution of after-tax contributions immediately upon credit of such contributions into the Plan. For this purpose, an In-Plan Roth Conversion is a conversion of amounts held in a Participant’s Before-Tax Contribution Account, After-Tax Contribution Account, or Rollover Contribution Account and vested amounts in a Participant’s Employer Contribution Account to an In-Plan Roth Conversion Account under the Plan, pursuant to Code Section 402A(c)(4)(E). Any election to make an In-Plan Roth Conversion during a taxable year may not be changed after the In-Plan Roth Conversion is completed.

A Participant, Spouse, or an alternate payee is eligible to elect an In-Plan Roth Conversion. For purposes of determining eligibility to make an In-Plan Roth Conversion, the term “Participant” in this Section shall be deemed to include a Spouse and an alternate payee with respect to such Spouse’s or alternate payee’s own account. A non-Spouse beneficiary is not eligible for an In-Plan Roth Conversion. An In-Plan Roth Conversion can be made at any time.

In-Plan Roth Conversions are subject to the rules applicable to Roth Accounts. The Plan Administrator will maintain such records as are necessary for the proper reporting of In-Plan Roth Conversions and will administer In-Plan Roth Conversion Accounts in accordance with Code, IRS guidance, and Plan provisions.

(a)         Amounts Eligible for In-Plan Roth Conversion. A Participant may elect to convert any portion of his Before-Tax Contribution Account, After-Tax Contribution Account, Rollover Account, and vested amounts in a Participant’s Employer Contribution Account to an In-Plan Roth Conversion Account.

(b)         An In-Plan Roth Conversion will not be treated as a distribution for the following:

(1)         Participant Loans. A Participant loan directly transferred in an In-Plan Roth Conversion without changing the repayment schedule is not treated as a new loan.

(2)         Spousal Consent. An In-Plan Roth Conversion is not treated as a distribution for purposes of applying spousal consent requirements under Code Section 401(a)(11). Spousal consent is not required for an election to make an In-Plan Conversion.

(3)         Participant Consent. An In-Plan Roth Conversion is not treated as a distribution for purposes of applying the participant consent requirements under Code Section 411(a)(11). Amounts that are converted as part of an In-Plan Roth Conversion continue to be taken into account in determining whether the Participant’s vested account balance exceeds $5,000 for purposes of applying the small benefit distribution provisions and will not trigger the requirement for a notice of the Participant’s right to defer receipt of the distribution.

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(4)         Protected Benefits. An In-Plan Roth Conversion is not treated as a distribution under Code Section 411(d)(6)(B)(ii). A Participant who had a distribution right prior to the In-Plan Roth Conversion cannot have that distribution right eliminated solely as a result of the election to make an In-Plan Roth Conversion.

(5)         Mandatory Withholding. An In-Plan Roth Conversion is not subject to twenty percent (20%) withholding under Code Section 3405(c).

(6)         Distribution Restrictions. A distribution will be permitted from the In-Plan Roth Conversion Account to the extent permitted for regular Roth Contributions. In addition, distribution restrictions that otherwise apply with respect to a specific contribution source will continue to apply if such contribution source is converted to Roth Contributions.

(c)         Effect of In-Plan Roth Conversions. A Participant must include in gross income the taxable amount of an In-Plan Roth Conversion. Generally, the taxable amount of an In-Plan Roth Conversion is includible in gross income in the taxable year in which the conversion occurs. For this purpose, the taxable amount of an In-Plan Roth Conversion is the fair market value of the distribution reduced by any basis in the converted amounts. If an outstanding loan is rolled over as part of an In-Plan Roth Conversion, the amount includible in gross income includes the balance of the loan.

(d)         Application of Early Distribution Penalty under Code Section 72(t). An In-Plan Roth Conversion is not subject to the early distribution penalty under Code Section 72(t) at the time of the conversion. However, if an amount allocable to the taxable amount of an In-Plan Roth Conversion is subsequently distributed within the five-taxable-year period beginning with the first day of the Participant’s taxable year in which the conversion was made, the amount distributed is treated as includible in gross income for purposes of applying the Code Section 72(t) early distribution penalty. For this purpose, the five-taxable-year period ends on the last day of the Participant’s fifth taxable year in the period. This subsection (d) will not apply to the extent the distribution is rolled over to a Roth account in another qualified plan or is rolled over to a Roth IRA. However, the rule under this subsection (d) will apply to any subsequent distributions made from such other Roth account or Roth IRA within the five-taxable-year period.

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Section 7

Distributions Of Excess Amounts

7.1.         Distribution Of Excess Elective Deferrals.

If a Participant’s elective deferrals for any calendar year exceed $19,500 (or such higher amount prescribed under Section 402(g) of the Code), then the Participant may file an election form prescribed by the Plan Administrator with the Employer designating in writing the amount of such excess elective deferrals to be distributed from this Plan. Any such election form must be filed with the Employer no later than the first March 1 following the close of such calendar year in order for the Employer to act on it. If such an election form is timely filed, the Trustee shall distribute to the Participant the amount of such excess elective deferrals which the Participant has allocated to this Plan together with any income or less any loss allocable to such amount on or before the first April 15 following the close of such calendar year. In the case of a Highly Compensated Employee, any matching contributions which were contributed on account of the elective deferrals being distributed will be forfeited, even if such matching contributions are vested. For purposes of the preceding, the income or loss allocable to such excess amount will be determined under such reasonable method as the Plan Administrator shall establish, provided the method does not discriminate in favor of Highly Compensated Employees, is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants’ accounts. The adjustment for earnings or losses, as applicable, shall be made in accordance with Code Section 402(g) and applicable Treasury regulations to reflect income, gain or loss attributable thereon. A Participant may designate the extent to which the excess amount is composed of pre- tax elective deferrals and Roth elective deferrals but only to the extent such types of deferrals were made for the year. If the Participant does not designate which types of elective deferrals are to be distributed, the Plan will distribute pre-tax contributions first. In addition, the income allocable to an excess amount shall be determined through the end of the taxable year in which the excess amount was contributed. Any income after such date shall not be distributed from the Plan.

7.2.         Actual Deferral Percentage Test.

The Plan satisfies Code Section 401(k)(3) by complying with the provisions of Code Section 401(k)(12) and the rules of the Internal Revenue Service promulgated thereunder.

7.3.         Actual Contribution Percentage Test.

(a)         With respect to Matching Contributions under Section 4.4(a) of the Plan, the Plan satisfies Code Section 401(m)(2) by complying with the provisions of Code Section 401(m)(11). No non-safe harbor matching contributions are permitted under the Plan. Therefore, under the Plan, the actual contribution percentage test (“ACP Test”) compares the Average Contribution Percentage (“ACP”) of the Highly Compensated Group (“HCG”) with the ACP of the Non-Highly Compensated Group (“NHCG”). The HCG is the group of Participants who are Highly Compensated Employees for the current Plan Year. The NHCG is the group of Participants who are Non-Highly Compensated Employees for the current Plan Year.

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(1)         The ACP for a specified group is the average of the contribution percentages calculated separately for each Eligible Employee in the group. An Eligible Employee’s contribution percentage is the ratio of the contributions made on behalf of him or her that are included under the ACP Test, expressed as a percentage of his or her Section 415 Compensation for the Plan Year. For this purpose, Section 415 Compensation means compensation within the meaning of Code Section 415(c)(3) from the Employer and/or any member of the Controlled Group. For this purpose, the contributions included under the ACP Test are the After-Tax Contributions made under the Plan on behalf of the Participant for the Plan Year.

For purposes of computing Actual Contribution Percentages, a Participant who is eligible for After-Tax Contributions but does not make any such contributions shall be included in the ACP Test as a Participant on whose behalf no such contributions are made.

(2)         The Plan will use the Current Year Method. Under the Current Year Method, the ACP of the HCG for the current Plan Year and the ACP of the NHCG for the current Plan Year must satisfy one of the ACP tests, one of the following tests for each Plan Year: (i) The ACP of the HCG for the current Plan Year shall not exceed 1.25 times the ACP of the NHCG for the current Plan Year; or (ii) The ACP of the HCG for the current Plan Year shall not exceed the percentage (whichever is less) determined by (I) adding two percentage points to the ACP of the NHCG for the current Plan Year, or (II) multiplying the ACP of the NHCG for the current Plan Year by two (2). To change the testing method used for a particular Plan Year, the Plan must be amended before the end of the year for which the amendment is effective. If the Current Year Method is used for a Plan Year, the Plan may switch to the Prior Year Testing Method for a Plan Year only if the Plan has used the Current Year Method for each of the preceding five (5) Plan Years (or if lesser, the number of Plan Years the Plan has been in existence) or if, as a result of a merger or acquisition described in Code §410(b)(6)(C)(i), the Employer maintains both a plan using Prior Year Testing and a plan using Current Year Testing and the change is made within the transition period described in Code §410(b)(6)(C)(ii).

(b)         Correction of Excess Aggregate Contributions. If the Plan fails the ACP Test for a Plan Year, the Plan Administrator may use any combination of the correction methods under this section to correct the Excess Aggregate Contributions under the Plan.

(1)         Excess Aggregate Contributions are the amount of After-Tax Contributions taken into account in computing the ACP of the HCG that exceed the maximum amount permitted under the ACP Test for the Plan Year. The amount of Excess Aggregate Contributions for a Plan Year are the amounts determined by hypothetically reducing the ACP contributions of the Highly Compensated Employees beginning with the Highly Compensated Employee(s) with the highest ACP for the Plan Year, and reducing the ACP of such Highly Compensated Employees until the reduced percentage reaches the ACP of the Highly Compensated Employee(s) with the next higher ACP or until the adjusted ACP satisfies the ACP Test. The reduction continues for each level of Highly Compensated Employees until the Plan satisfies the ACP Test. The total dollar amount so determined is then divided among the HCG in the manner described in Paragraph (2) below to determine the actual corrective distributions to be made.

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(2)         If the Plan fails the ACP Test for a Plan Year, the Plan Administrator may, in its discretion, distribute Excess Aggregate Contributions (including any allocable income or loss) no later than 12 months following the end of the Plan Year to correct the ACP Test violation. If the Excess Aggregate Contributions are distributed more than 2½ months after the last day of the Plan Year in which such excess amounts arose, a 10-percent excise tax will be imposed on the Employer with respect to such amounts. In determining the amount of Excess Aggregate Contributions to be distributed to a Highly Compensated Employee under this section, Excess Aggregate Contributions are first allocated equally to the Highly Compensated Employee(s) with the largest dollar amount of ACP contributions for the Plan Year in which the excess occurs until all of the Excess Aggregate Contributions are allocated or until the dollar amount of ACP contributions for such Highly Compensated Employee(s) is reduced to the next highest dollar amount of such contributions for any other Highly Compensated Employee(s). A corrective distribution of Excess Aggregate Contributions must include any allocable gain or loss for the Plan Year in which the excess occurs. For this purpose, allocable gain or loss on Excess Aggregate Contributions may be determined in any reasonable manner, provided the manner used is applied uniformly and in a manner that is reasonably reflective of the method used by the Plan for allocating income to Participants’ Accounts. Only allocable gain or loss through the end of the Plan Year must be taken into account in determining allocable income or loss attributable to a corrective distribution of Excess Aggregate Contributions. Thus, gap period income need not be included in determining the amount of a corrective distribution of Excess Aggregate Contributions. A corrective distribution of Excess Aggregate Contributions made by the end of the Plan Year following the Plan Year in which the excess occurs may be made without consent of the Participant or the Participant’s Spouse, and without regard to any distribution restrictions applicable under the Plan. Excess Aggregate Contributions are treated as Annual Additions for purposes of Code §415 even if distributed from the Plan. A corrective distribution of Excess Aggregate Contributions is not treated as a distribution for purposes of applying the required minimum distribution rules under the Plan.

(c)         Adjustment of Contribution Rate for Highly Compensated Employees. The Employer or Plan Administrator may suspend (or automatically reduce the rate of) After-Tax Contributions for the HCG, to the extent necessary to satisfy the ACP Test or to reduce the margin of failure. A suspension or reduction shall not affect the After-Tax Contributions already contributed by the Highly Compensated Employees for the Plan Year. As of the first day of the subsequent Plan Year, After-Tax Contributions shall resume at the levels elected by the Highly Compensated Employees.

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(d)         Special Testing Rules.

(1)         When calculating the ACP of the HCG for any Plan Year, a Highly Compensated Employee’s After-Tax Contributions and non-safe harbor matching contributions under all qualified plans maintained by the Employer and/or a member of the Controlled Group are taken into account as if such contributions were made to a single plan. In addition, if a Highly Compensated Employee participates in two or more plans of the Employer and/or a member of the Controlled Group that have different Plan Years, all ACP contributions made during the Plan Year under all such plans shall be aggregated. This aggregation rule does not apply to plans that are mandatorily disaggregated under regulations under Code Section 401(m).

(2)         When calculating the ACP Test, if this Plan satisfies the requirements of Code Sections 401(m), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code sections only if aggregated with this Plan, all such plans are treated as a single plan. Plans may be aggregated to satisfy Code Section 401(m) only if they have the same Plan Year and use the same ACP testing method.

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Section 8

Allocation and Accounts

8.1.         Establishment of Accounts.

The Plan Administrator shall establish and maintain for each Participant a Before-Tax Contribution Account, a Matching Contribution Account, an Employer Contribution Account, a Rollover Contribution Account, an After-Tax Contribution Account, a Roth Contribution Account, and an In-Plan Roth Conversion Account. All pre-tax amounts previously deferred by a Participant under a Prior Plan and all amounts by which a Participant elects to have his or her salary reduced on a pre-tax basis under Section 4.1 and catch-up contributions made on a pre-tax basis by a Participant under Section 4.3 shall be credited to his or her Before-Tax Contribution Account, all Employer matching contributions under Section 4.4(a) allocated to a Participant shall be credited to his or her Matching Contribution Account, all Employer fixed contributions under Section 4.4(b) allocated to a Participant shall be credited to his or her Employer Contribution Account, all rollover amounts received on behalf of a Participant under Section 4.8 shall be credited to his or her Rollover Contribution Account, all after-tax contributions made by a Participant under Section 4.3 or under a Prior Plan, if any, shall be credited to his or her After-Tax Contribution Account, all amounts by which a Participant elects to have his or her salary reduced to make Roth elective deferrals under Section 4.1 and catch-up contributions made as Roth elective deferrals by a Participant under Section 4.3, shall be credited to his or her Roth Contribution Account, and all amounts for which a Participant elects to make an In-Plan Roth Conversion under Section 6.6 shall be credited to his or her In-Plan Roth Conversion Account.

With respect to a Participant with an account under the Minsa Employees Retirement Savings Plan as of August 1, 2018, the Plan Administrator shall establish and maintain for each such Participant the following accounts, to the extent such accounts existed under the Minsa Plan as of such date: a Minsa Before-Tax Contribution Account, a Bonsavor Foods Before-Tax Contribution Account, a Minsa Employer Matching Contribution Account, a Bonsavor Foods Roth Contribution Account, a Minsa Safe Harbor Account, a Bonsavor Safe Harbor Account, and a Minsa Rollover Account. Unless the context clearly provides otherwise, the following shall apply:

●	Amounts credited to a Participant’s Minsa Before-Tax Contribution Account and Bonsavor Foods Before-Tax Contribution Account shall be subject to the same provisions as a Before-Tax Contribution Account.

●	Amounts credited to a Participant’s Bonsavor Foods Roth Contribution Account shall be subject to the same provisions as a Roth Contribution Account.

●	Amounts credited to a Participant’s Minsa Safe Harbor Account or Bonsavor Safe Harbor Account shall be subject to the same provisions as a Matching Contribution Account.

●	Amounts credited to a Participant’s Minsa Rollover Account shall be subject to the same provisions as a Rollover Contribution Account.

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With respect to a Participant with an account under the Loders Croklaan Savings Plan for Salaried Employees as of December 31, 2019 which is transferred to the Plan, the Plan Administrator shall establish and maintain for each such Participant the following accounts, to the extent such accounts existed under the Loders Plan as of such date: a Loders Before-Tax Contribution Account, a Loders Safe Harbor Matching Contribution Account, a Loders Other Employer Contribution Account (for Qualified Discretionary, Fixed Non-Elective, Transition Bonus and Service Bonus Contributions), a Loders Rollover Account (including an After-Tax Rollover Subaccount) and a Loders After-Tax Contribution Account (collectively, the “Loders Accounts”).

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Section 9

Investment Of Accounts

9.1.         Participant’s Selection Of Investments.

Each Participant shall designate in 1% increments the percentages of contributions under Section 4 for such Plan Year allocable to his or her accounts which are to be invested in such investment funds as are made available from time to time by the Plan Administrator. Such a designation shall be made by the Participant in accordance with the procedures established by the Plan Administrator. Any such designation shall continue in effect for successive Plan Years unless changed in the same manner by the Participant. If an Eligible Employee becomes a Participant and has not designated the percentages of contributions to be allocated among the available funds, the contributions shall be allocated to the default investment fund designated by the Plan Administrator. This allocation and future allocations may be changed by a Participant according to procedures established by the Plan Administrator.

9.2.         Investment In Company Stock Fund.

A Participant may direct the investment of his or her accounts in the Company Stock Fund made available under this Plan, subject to the limitations described herein. At no time may a Participant direct more than twenty percent (20%) of any type of contribution into the Company Stock Fund; provided, however, that a Participant who is, as of July 3, 2017, directing more than twenty percent (20%) of any type of contribution into the Company Stock Fund may maintain such election with respect only to such contribution (and any type of contribution that automatically has the same investment allocation as such contribution) until such time as (i) such Participant changes the percentage of such contribution being directed into the Company Stock Fund or (ii) such Participant is terminated. A Participant may elect to transfer amounts held in another investment fund into the Company Stock Fund provided such transfer will not result in more than twenty percent (20%) of his or her total account balance under the Plan being invested in the Company Stock Fund. Notwithstanding the above, a transfer of amounts into or out of Company Stock may be completed on more than one Valuation Date.

Participants whose accounts are invested in the Company Stock Fund will be notified of shareholders’ meetings of Bunge Limited in a manner satisfactory to the Plan Administrator and will be furnished with proxy solicitation materials, if any, in advance of a shareholder meeting to which such materials relate. The Trustee will request confidential instructions from each such Participant regarding the voting of whole shares of Company Stock held under the Participant’s accounts. The Trustee will vote such shares of Company Stock in accordance with such instructions. The Trustee will vote on a pro rata basis shares of Company Stock held under the accounts of Participants for whom voting instructions have not been timely received from Participants. The proration on each voting issue shall be equal to the aggregate number of votes attributable to the shares described in the preceding sentence, multiplied by a fraction, the numerator of which is the number of votes attributable to the shares allocated to the accounts of Participants who have provided timely instructions to the Trustee to vote for, against or abstain from voting on, as the case may be, the issue on which the vote is taken and the denominator of which is the total number of votes attributable to shares allocated to the accounts of Participants who have provided timely instructions to the Trustee on the issue on which the vote was taken. No Participant will acquire ownership of Company Stock held by the Trustee unless and until certificates therefor, registered in his or her name on the stock records of Bunge Limited have been delivered to such Participant pursuant to the provisions of the Plan.

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Notwithstanding the above, a Participant who is allowed to preserve investment allocations within the Company Stock Fund as of July 3, 2017 which exceed the otherwise applicable limit effective as of such date may make subsequent investment reallocations only to the extent such elections conform to the otherwise applicable limits on investment allocations within the Company Stock Fund.

9.3.         Transfers Between Investment Funds.

As of any date, a Participant may elect, in accordance with the procedures established by the Plan Administrator, to transfer all or any portion of his or her accounts in an investment fund to any other investment fund. Such transfers shall be subject to such reasonable requirements as may be established by the Trustee in order to effect such transfer in an orderly manner and without adverse effect on the other Participants’ interest in the funds. Any redemption fees or other terms of restriction imposed from time to time by any investment fund shall apply to or limit a Participant’s request to transfer amounts from one fund to one or more other funds.

9.4.         Allocation Of Earnings Or Losses.

All appreciation or depreciation in the fair market value of the investment funds shall be allocated to accounts based on account balances on a daily basis.

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Section 10

Distributions At Retirement

10.1.         Normal Retirement Distributions.

Upon a Participant’s Normal Retirement Date, the Participant’s accounts shall be distributed to him or her in a lump sum as soon as administratively practicable after his or her Normal Retirement Date; provided, however, that if a Participant’s account balance exceeds $5,000 (excluding his or her Rollover Contribution Account balance with respect to distributions made prior to September 1, 2010), he or she may defer distribution to any date not later than, and shall be required to make an election in accordance with procedures as determined by the Plan Administrator to have his or her accounts distributed prior to, his or her Required Beginning Date. Notwithstanding the preceding, any portion of a Participant’s accounts invested in the Company Stock Fund may, at the Participant’s election, be distributed in whole shares of Company Stock. Fractional shares of Company Stock shall be distributed in cash.

10.2.         Required Minimum Distributions.

Notwithstanding anything to the contrary contained in the Plan and as described in Section 19, the entire interest of a Participant will be distributed in accordance with Section 401(a)(9) of the Code and the regulations thereunder beginning no later than the Participant’s Required Beginning Date as determined under Section 10.3 below.

10.3.         Required Beginning Date.

With respect to a Participant who attains age 70½ after December 31, 2019, the Required Beginning Date of such Participant shall be:

(a)         in the case of a Participant who is not a Five Percent Owner with respect to the Plan Year ending in the calendar year in which the Participant attains age 72, the April 1 following the calendar year in which occurs the later of the date the Participant attains age 72 and the date on which the Participant terminates employment; or

(b)         in the case of a Participant who is a Five Percent Owner with respect to the Plan Year ending in the calendar year in which the Participant attains age 72, the April 1 following the calendar year in which the Participant attains age 72.

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Section 11

Distributions At Termination Of Employment

11.1.         Distributions Upon Termination Of Employment.

A Participant whose employment with the Employer is terminated prior to the earlier of his or her death or Normal Retirement Date shall receive his or her accounts in a lump sum in accordance with Sections 11.1(a), 11.1(b), 11.1(c), and 11.1(d) below. Notwithstanding the preceding, any portion of a Participant’s accounts invested in the Company Stock Fund may, at the Participant’s election, be distributed in whole shares of Company Stock. Fractional shares of Company Stock shall be distributed in cash.

(a)         Distributions Of $5.000 Or Less. Distribution to a Participant who has terminated employment prior to his or her death or Normal Retirement Date and whose aggregate vested account balance is less than or equal to $5,000 (excluding his or her Rollover Contribution Account with respect to distributions made prior to September 1, 2010), shall be made in a lump sum as soon as administratively practicable after the Valuation Date coinciding with or next following the date he or she terminates employment, provided he or she is not an Employee on such date. In the event of a mandatory distribution hereunder is equal to or less than $5,000, but greater than $1,000 (including rollover contributions and earnings thereon) pursuant to this Section 11.1(a), if a Participant fails to elect otherwise in a timely manner in accordance with the notice described in Section 18.13, his or her accounts will be rolled over to an individual retirement account established on behalf of such Participant by the Plan Administrator.

(b)         Distributions In Excess Of $5,000. In the event that the aggregate vested account balance of a Participant who has terminated employment prior to his or her death or Normal Retirement Date exceeds $5,000 (excluding his or her Rollover Contribution Account with respect to distributions made prior to September 1, 2010), such Participant shall receive the notice described in Section 11.3(a). If the Participant consents to the distribution of his or her accounts in the manner required under Section 11.3(b) within 180 days after receiving the notice, distribution of his or her accounts will be made in accordance with his or her election.

(c)         Failure To Consent To Distribution. In the event that a Participant whose aggregate vested account balance (excluding his or her Rollover Contribution Account with respect to distributions made prior to September 1, 2010) exceeds $5,000 does not consent to the distribution of his or her accounts in accordance with subsection 11.1(b) above when first eligible to do so, his or her accounts shall be distributed to him or her no later than his or her Required Beginning Date. Notwithstanding the preceding, such Participant may notify the Employer at any time after his or her termination that he or she wants to receive the notice described in Section 11.3(a). If such Participant consents to the distribution of his or her accounts in the manner required under Section 11.3(b) within 180 days after receiving the notice, distribution of his or her accounts will be made in accordance with his or her election.

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(d)         Valuation Of Accounts. Any distribution under this Plan shall be based on the value of the Participant’s accounts on the Valuation Date which coincides with or immediately precedes the date as of which such distribution commences.

11.2.         Determination Of Vested Portion.

(a)

(1)         A Participant’s Before-Tax Contribution Account (including a Minsa Before-Tax Contribution Account and Bonsavor Foods Before-Tax Contribution Account), Matching Contribution Account (including a Minsa Safe Harbor Account and a Bonsavor Safe Harbor Account), Rollover Contribution Account (including a Minsa Rollover Account), After-Tax Contribution Account, Roth Contribution Account (including a Bonsavor Roth Contribution Account) and all Loders Accounts shall be 100% vested and nonforfeitable at all times.

(2)         A Participant’s Employer Contribution Account shall be 100% vested upon the Participant’s completion of two (2) Years of Service. In addition, a Participant’s right to his or her Accounts shall be fully vested upon the date he or she attains Normal Retirement Age, provided he or she is employed by the Employer on such date.

(3)         A Participant’s Minsa Employer Matching Contribution Account shall be vested in accordance with the following schedule:

Years of Service	Vesting Percentage
Less than 1	0%
1	20%
2	40%
3	60%
4	80%
5 or more	100%

In addition, a Participant’s right to his or her Minsa Employer Matching Contribution Account shall be fully vested upon the date that he or she (A) attains Normal Retirement Age, provided he or she is employed by the Employer on such date, (B) attains at least age 55 and has completed five (5) Years of Service, or (C) becomes Totally and Permanently Disabled, which is defined to be a determination by the Social Security Administration of total disability

(4)         Effective as of January 1, 2021, the accounts of a Participant who incurs a termination of employment with the Employer and all members of its Controlled Group in connection with the closing of a transaction involving a divestiture of the subsidiary employing such Participant or the sale of assets with which the employment of such Participant is associated shall be 100% vested and nonforfeitable as of the date of his or her termination of employment.

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(b)         If a person’s employment with the Employer is terminated when (1) he or she has no nonforfeitable right to a benefit derived from Employer contributions under the Plan and (2) he or she has not made any before-tax, Roth salary reduction or after-tax contributions under the Plan, and the number of consecutive Plan Years in which he or she has a Break in Service exceeds five, the Years of Service accrued prior to the termination of employment will be disregarded.

(c)         In no case shall any amendment to this Plan reduce the vested percentage of a Participant with respect to benefits already accrued, and a Participant with at least three Years of Service within the Controlled Group, with respect to whom the Plan’s schedule of vested percentage would be changed by an amendment to the Plan, may elect within 60 days of the latest of the date on which (1) the Plan amendment is adopted; (2) the Plan amendment becomes effective; or (3) the Participant is issued written notice of the Plan amendment, to have the prior schedule of vested percentage apply to him or her.

11.3.         Notification Of Eligibility To Receive And Consent To Vested Benefits.

(a)         Notice. In the event that the aggregate vested account balance of a Participant to be distributed pursuant to Section 11.1 exceeds $5,000 (excluding his or her Rollover Contribution Account with respect to distributions made prior to September 1, 2010), such Participant shall receive a written notification. The notification shall disclose:

(1)         the value of his or her benefits under the Plan; and

(2)         his or her right to defer receipt of vested benefits.

(b)         Consent. The Participant’s consent to the distribution of the vested portion of his or her accounts must be:

(1)         in writing;

(2)         made after the Participant receives the written notice described in the preceding sentence; and

(3)         made within 180 days before the Valuation Date as of which distribution to the Participant is to be made.

11.4.         Forfeitures.

The nonvested portion of the Employer Contribution Account (including any Minsa Employer Matching Contribution Account) of a Participant whose employment with the Employer is terminated prior to the earlier of his or her death or Normal Retirement Date shall be forfeited in accordance with the procedures established by the Plan Administrator no later than the last day of the Plan Year (a) in which his or her accounts are distributed or (b) at the end of which he or she has incurred five consecutive Breaks in Service. Any forfeited amount and earnings or losses thereon shall be used to pay Plan expenses or, at the discretion of the Committee, used to reduce Employer Contributions. If a person who has incurred a forfeiture hereunder is reemployed by the Employer as an Employee during a Plan Year before he or she has incurred five consecutive Breaks in Service, before any allocation is made under the Plan for such Plan Year, restoration of his or her account balance which was forfeited without adjustment for any subsequent gains and losses shall be made through an Employer contribution.

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Section 12

Distributions At Death

12.1.         Distributions Upon Death.

Upon the death of a Participant, the Participant’s accounts shall be distributed in a lump sum to his or her Spouse or beneficiaries in accordance with Sections 12.2, 12.3 and 12.4. If a Participant dies and his or her Employer Contribution Account (including any Minsa Employer Matching Contribution Account) has not yet vested in accordance with Section 11.2(a) of the Plan, and if the Participant was actively employed by the Employer upon his or her death, then the Participant’s Employer Contribution Account (including any Minsa Employer Matching Contribution Account) shall vest and the Participant’s Employer Contribution Account (including any Minsa Employer Matching Contribution Account) shall be distributed in a lump sum to his or her Spouse or beneficiaries in accordance with Sections 12.2, 12.3 and 12.4. Any distribution hereunder shall be based on the value of the Participant’s accounts as of the date such distribution is made. Notwithstanding the preceding, any portion of a Participant’s accounts invested in the Company Stock Fund may, at the beneficiary’s election, be distributed in whole shares of Company Stock. Fractional shares of Company Stock shall be distributed in cash.

12.2.         Distribution To Spouse.

Upon the death of a Participant, the entire balance of his or her accounts shall be distributed to his or her surviving Spouse, if any, unless the surviving Spouse has consented in the manner required under Section 12.5 to a designated beneficiary and one or more designated beneficiaries survives the Participant.

12.3.         Designation Of Beneficiary.

Each Participant shall have the right to name and change primary and contingent beneficiaries under the Plan on a form provided for that purpose by the Plan Administrator. If upon the death of the Participant, the Participant has no surviving Spouse or the Participant’s surviving Spouse has consented to the designation of a beneficiary in the manner required under Section 12.5, the vested balance of his or her accounts shall be divided among the primary or contingent beneficiaries designated by such Participant who survive the Participant.

12.4.         Beneficiary Not Designated.

In the event the Participant has no surviving Spouse and has either failed to designate a beneficiary or no designated beneficiary survives him or her, the amounts otherwise payable to a beneficiary under the provisions of this Section shall be paid to the Participant’s executor or administrator.

12.5.         Spousal Consent To Designation Of Beneficiary.

The Spouse of the Participant must waive the Spouse’s right to the death benefit described in Section 12.2 and consent to the designation of an alternate beneficiary in accordance with this Section in order for such designation to be effective. The spousal consent must be in writing and:

(a)         must designate a beneficiary which may not be changed without spousal consent,

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(b)         must be irrevocable and acknowledge the effect of such designation as being a waiver of the Spouse’s right to the death benefit described in Section 12.2, and

(c)         must be witnessed by a Plan representative or notary public.

Any such consent must be filed with the Employer in order to be effective. No consent need be obtained in the event the Participant has no Spouse or the Participant’s Spouse cannot be located. In this event, the Participant must certify on a form provided by the Plan Administrator for that purpose that he or she has no Spouse or that his or her Spouse cannot be located in order for his or her designation of an alternate beneficiary to be effective.

12.6.         Death During Qualified Military Service.

If a Participant dies while performing qualified military service (as defined in Section 414(u) of the Code), the Participant’s Spouse or beneficiary is entitled to any benefits (other than benefit accruals relating to the period of qualified military service), and the rights and features accompanying those benefits, which would have been provided under the Plan had the Participant been reemployed by the Employer and separated from service on account of death.

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Section 13

Leaves Of Absence And Transfers

13.1.         Military Leave Of Absence.

So long as the Uniformed Services Employment and Reemployment Rights Act of 1994 (“USERRA”) or any similar law shall remain in force, providing for reemployment rights for all persons in military service, as therein defined, an Employee who leaves the employment of the Employer for military service in the Armed Forces of the United States, as defined in such Act from time to time in force, shall, for all purposes of this Plan, be considered as having been in the employment of the Employer; provided that upon such Employee being discharged from the military service of the United States he or she applies for reemployment with the Employer and takes all other necessary action to be entitled to, and to be otherwise eligible for, reemployment rights, as provided by USERRA, or any similar law from time to time in force.

(a)         Payroll Reduction Contributions. Any Eligible Employee who is reemployed while entitled to veterans’ reemployment rights under USERRA and who has either (1) suspended his or her contributions during military service, or (2) made less than the maximum amount of contributions permitted by this Section during his or her period of military service, shall be permitted to make the contributions described in Section 4.1 to the Plan with respect to the period of his or her military service during the period which begins on the Eligible Employee’s date of reemployment with the Employer and ends upon the earlier of:

(1)         the period equal to three times the Eligible Employee’s period of military service; and

(2)         five years.

The maximum amount of contributions which the Eligible Employee can make during this period shall be the maximum amount of contributions that he or she would have been permitted to make to the Plan during the period of military service if the individual had continued to be employed by the Employer during such period and received Compensation during such period equal to the Compensation the Eligible Employee would have received during the period of military service had the Eligible Employee worked for the Employer during such period. If the Compensation the Eligible Employee would have received during the period was not reasonably certain, the Eligible Employee’s average Compensation from the Employer during the 12-month period immediately preceding the period of military service shall be deemed to be such Compensation.

(b)         Matching Contributions. If the Employer makes a contribution under Section 4.4 during a period when an Eligible Employee was on military leave of absence and if the Employee later returns to employment and makes the contributions described in Section 4.1 for this period, the Employer shall make such matching contributions on behalf of the Eligible Employee as would have been made had the Eligible Employee’s contributions actually been made during the period of his or her military service.

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(c)         Other Employer Contributions. An Eligible Employee who is on a leave of absence on account of military service described in this Section on the last day of the Plan Year will share in the allocations of Employer contributions under Section 4.4(b) for the Plan Year in which such military service commences but will not share in such allocations for any subsequent Plan Year ending before the Eligible Employee’s return from such military leave. If the Eligible Employee is reemployed while entitled to veterans’ reemployment rights under USERRA, the Employer shall make contributions under Section 4.4 (b) on behalf of the Eligible Employee for each partial and full Plan Year in the Eligible Employee’s period of military service for which the Employee did not receive a contribution. Such contributions shall be equal to the amount of contributions which would have been made had the Eligible Employee continued to be employed by the Employer during such military service and shall be determined as though the Eligible Employee received Compensation equal to the amount the Eligible Employee would have received if he or she were not in military service. If the Compensation the Eligible Employee would have received but for such military service is not reasonably certain, the Eligible Employee’s average Compensation from the Employer during the 12-month period immediately preceding the period of military service shall be deemed to be such Compensation.

(d)         Treatment Of Contributions. Contributions under this Section will be taken into account for purposes of the limitations of Sections 402(g), 414(v) or 415 in the year to which the contributions relate, not the year in which the contributions are made. In addition, such contributions will not cause the Plan to be treated as failing to meet the requirements of Code Sections 401(a)(4), 401(a)(26), 401(k)(3), 401(m), 410(b) or 416. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u). Loan repayments will be suspended under this Plan during a period of qualified military service as permitted under Code Section 414(u)(4).

13.2.         Other Leaves Of Absence.

An Employee on an Employer-approved leave of absence not described in Section 13.1 above shall for all purposes of this Plan be considered as having continued in the employment of the Employer for the period of such leave, provided that the Employee returns to the active employment of the Employer before or at the expiration of such leave. Such approved leaves of absence shall be given on a uniform, non-discriminatory basis in similar fact situations.

13.3.         Transfers.

In the event that:

(a)         a Participant is transferred to employment with a member of the Controlled Group in a status as a non-Eligible Employee; or

(b)         a person is transferred from employment with a member of the Controlled Group in a status as a non-Eligible Employee to employment with the Employer under circumstances making such person an Eligible Employee; or

34

(c)         a person was employed by a member of the Controlled Group in a status as a non-Eligible Employee, terminated his or her employment and was subsequently employed by the Employer as an Eligible Employee; or

(d)         a Participant was employed by the Employer as an Eligible Employee, terminated his or her employment and was subsequently employed by a member of the Controlled Group in a status as a non-Eligible Employee;

then the following provisions of this Subsection shall apply:

(a)         transfer to employment with a member of the Controlled Group as a non-Eligible Employee shall not be considered termination of employment with the Employer, and such transferred person shall continue to be entitled to the benefits provided in the Plan, as modified by this Section;

(b)         employment with a member of the Controlled Group by a non-Eligible Employee will be deemed to be employment by the Employer, but only with respect to employment during any period that such member of the Controlled Group is required to be aggregated with the Employer pursuant to Code Sections 414(b), (c), (m) or regulations issued pursuant to Section 414(o) of the Code;

(c)         amounts earned from a member of the Controlled Group by a non-Eligible Employee shall not constitute Compensation hereunder;

(d)         termination of employment with a member of the Controlled Group which has not adopted the Plan by a person entitled to benefits under this Plan (other than to transfer to employment with another member of the Controlled Group) shall be considered as termination of employment with the Employer;

(e)         all other terms and provisions of this Plan shall fully apply to such person and to any benefits to which he or she may be entitled hereunder.

Notwithstanding anything in this Plan to the contrary, except as provided under Section 18.19, a Participant who is no longer employed by a member of the Controlled Group which includes the Employer as a member shall be considered a terminated Employee.

13.4.         Acquisition Of Assets.

If on or after January 1, 2013, the Employer acquires the assets (through purchase, merger or otherwise) of any other entity and hires persons who had been employed by such entity, the division or other subgroup in which such persons are employed shall be excluded from the groups included in the definition of “Eligible Employee” unless the Employer communicates to such division or subgroup that such division or subgroup is accruing benefits under the Plan.

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Section 14

Trustee

The Company shall select a Trustee or an insurance company to hold and administer the assets of the Plan and shall enter into a trust agreement or an insurance contract with such Trustee or insurance company. The Company may change the Trustee or insurance company from time to time subject to the terms of the trust agreement or insurance contract.

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Section 15

Administration

15.1.         Appointment of Plan Administrator.

The Board shall appoint as Plan Administrator a Committee of one or more persons who shall serve without remuneration, if they are full-time employees of an Employer, an Employer association or an employee organization, at the pleasure of the Board. Upon death, resignation, removal or inability of a member of the Committee to continue, the Board shall appoint a successor. The Committee shall appoint its own Chairman and Secretary. If, at any time, the Board has not appointed a Committee, or there is no Committee, then the Company shall have all of the duties, responsibilities, powers and authorities given to the Committee.

15.2.         Construction.

The Committee shall have the discretionary authority to construe, interpret and administer all provisions of the Plan and to determine a Participant’s eligibility for benefits on a uniform, non-discriminatory basis in similar fact situations. Any decision of a majority of the then members of the Committee shall govern.

15.3.         Decisions And Delegation.

A decision of the Committee may be made by a written document signed by a majority of the members of the Committee or by majority vote at a meeting of the Committee. The Secretary of the Committee shall keep all records of meetings and of any action by the Committee and any and all other records desired by the Committee. The Committee may appoint such agents, who need not be members of the Committee, as it may deem necessary for the effective exercise of its duties, and may, to the extent not inconsistent herewith, delegate to such agents any powers and duties, both ministerial and discretionary, as the Committee may deem expedient or appropriate. No member of the Committee shall make any decision or take any action covering exclusively his or her own benefits under the Plan. All such matters shall be decided by a majority of the remaining members of the Committee or, in the event of inability to obtain a majority, by the Board.

15.4.         Meetings.

The Committee shall hold meetings upon such notice, at such place or places and at such times as the Committee may determine. Meetings may be called by the Chairman or any member of the Committee. A majority of the Committee shall constitute a quorum for the transaction of business.

15.5.         Duties Of The Plan Administrator.

The Committee shall, as part of its general duty to supervise and administer the Plan, direct the Trustee specifically in regard to:

(a)         distribution payments, including the names of the payees, the amounts to be paid and the time or times when payments shall be made;

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(b)         any other payments which the Trustee is not authorized to make without direction in writing by the Committee;

(c)         the purchase of annuity contracts, giving the names of the persons for whose benefit they shall be purchased and the purchase price; and

(d)         preparation of an annual report for the Company, as of the end of each Plan Year, in such form as the Company may require.

15.6.         Records Of The Plan Administrator.

All acts and determinations of the Committee shall be duly recorded by the Secretary thereof (or under his or her supervision), and all such records, together with such other documents as may be necessary for the proper administration of the Plan, shall be preserved in the custody of such Secretary. Such records and documents shall at all times be open for inspection and copying by any person designated by the Board.

15.7.         Expenses.

Any reasonable expense of administration of the Plan and related trust including, without limitation, any cost incurred by an Employer or Plan Administrator and all fees of the Trustee, investment managers or advisors, auditors, actuaries, bookkeepers and counsel may be paid out of the trust. However, the Employer may elect to pay such expenses in whole or in part, with or without reimbursement from the Plan.

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Section 16

Claim Procedure

16.1.         Claim.

A Participant or beneficiary or other person who believes that he or she is being denied a benefit to which he or she is entitled (hereinafter referred to as “Claimant”) may file a written request for such benefit with the Plan Administrator, setting forth his or her claim. The request must be addressed to the Plan Administrator, Bunge North America, Inc., 1391 Timberlake Manor Parkway, Chesterfield, Missouri 63017. Notwithstanding anything in the Plan to the contrary, a claim must be filed within one year from the date such claim first accrues or the Claimant will be forever barred from pursuing such claim. A claim by a Claimant shall be deemed to have accrued on the earlier of (i) the date the Claimant’s benefits commence or (ii) the date the Claimant became aware, or should have become aware, that his or her position regarding his or her entitlement to benefits is different from the Plan’s or the Employer’s position regarding the Claimant’s entitlement to benefits.

16.2.         Claim Decision.

Upon receipt of a claim, the Plan Administrator shall advise the Claimant that a reply will be forthcoming within 90 days and shall in fact deliver such reply in writing within such period. The Plan Administrator may, however, extend the reply period for an additional 90 days for reasonable cause. If the reply period will be extended, the Plan Administrator shall advise the Claimant in writing during the initial 90-day period indicating the special circumstances requiring an extension and the date by which the benefit determination is expected. If the claim is denied in whole or in part, the Plan Administrator will render a written opinion using language calculated to be understood by the Claimant setting forth:

(a)         the specific reason or reasons for the denial;

(b)         specific references to pertinent Plan provisions on which the denial is based;

(c)         a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation why such material or such information is necessary;

(d)         appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review; and

(e)         the time limits for requesting a review of the denial and for the actual review of the denial.

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16.3.         Request For Review.

Within 60 days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing a review of the Plan Administrator’s prior determination. Such request must be addressed to the Plan Administrator, Bunge North America, Inc., 1391 Timberlake Manor Parkway, Chesterfield, Missouri 63017. The Claimant or his or her duly authorized representative may submit written comments, documents, records or other information relating to the denied claim, which shall be considered in the review under this subsection without regard to whether such information was submitted or considered in the initial benefit determination.

The Claimant or his or her duly authorized representative shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information which (i) was relied upon by the Plan Administrator in making his or her initial claims decision, (ii) was submitted, considered or generated in the course of making the initial claims decision, without regard to whether such instrument was actually relied upon in making the decision or (iii) demonstrates compliance by the Plan Administrator with his or her administrative processes and safeguards designed to ensure and to verify that benefit claims determinations are made in accordance with governing Plan documents and that, where appropriate, the Plan provisions have been applied consistently with respect to similarly situated claimants. If the Claimant does not request a review of the Plan Administrator’s determination within such 60-day period, he or she shall be barred and estopped from challenging the determination.

16.4.         Review On Appeal.

Within a reasonable period of time, ordinarily not later than 60 days, after the Plan Administrator’s receipt of a request for review, it will review the prior determination. If special circumstances require that the sixty (60) day time period be extended, the Plan Administrator will so notify the Claimant within the initial sixty (60)-day period indicating the special circumstances requiring an extension and the date by which the Plan Administrator expects to render its decision on review, which shall be as soon as possible but not later than one hundred twenty (120) days after receipt of the request for review. In the event that the Plan Administrator extends the determination period on review due to a Claimant’s failure to submit information necessary to decide a claim, the period for making the benefit determination on review shall not take into account the period beginning on the date on which notification of extension is sent to the Claimant and ending on the date on which the Claimant responds to the request for additional information.

The Plan Administrator has discretionary authority to determine a Claimant’s eligibility for benefits and to interpret the terms of the Plan. Benefits under the Plan will be paid only if the Plan Administrator decides in its discretion that the Claimant is entitled to such benefits. The decision of the Plan Administrator shall be final and non-reviewable, unless found to be arbitrary and capricious by a court of competent review. Such decision will be binding upon the Company and the Claimant.

If the Plan Administrator makes an adverse benefit determination on review, the Plan Administrator will render a written opinion, using language calculated to be understood by the Claimant, setting forth:

(a)         the specific reasons for the denial;

(b)         specific references to the pertinent Plan provisions on which the denial is based;

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(c)         a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information which (i) was relied upon by the Plan Administrator in making its decision, (ii) was submitted, considered or generated in the course of the Plan Administrator making its decision, without regard to whether such instrument was actually relied upon by the Plan Administrator in making its decision or (iii) demonstrates compliance by the Plan Administrator with its administrative processes and safeguards designed to ensure and to verify that benefit claims determinations are made in accordance with governing Plan documents, and that, where appropriate, the Plan provisions have been applied consistently with respect to similarly situated claimants; and

(d)         a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following the adverse benefit determination on such review.

16.5.         Venue for Litigation.

In light of the Plan Administrator’s substantial contacts with the State of Missouri, the fact that the Plan Administrator resides in Missouri and the Company is headquartered in Chesterfield, Missouri, and the Company’s establishment of, and the Plan Administrator’s maintenance of, this Plan in Missouri, any cause of action brought by a Claimant, Eligible Employee, Participant, former Eligible Employee, former Participant or any beneficiary of such an individual involving benefits under the Plan shall be filed and conducted exclusively in the federal courts in the Eastern District of Missouri.

No action at law or in equity shall be brought to recover under the Plan prior to the expiration of 60 days after receipt by the Claimant of the written decision regarding the Claimant’s request for review under the claims procedure, nor shall such action be brought at all unless within three years from receipt by the Claimant of such written decision by the final claims reviewer under the claims procedure.

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Section 17

Amendment And Termination

17.1.         Amendment.

The Company shall have the right, through the execution of an amendment by an officer of the Company, or by action of the Board or anyone to whom corporate authority to amend the Plan has been delegated by the Board, at any time and from time to time to amend, in whole or in part, any or all of the provisions of the Plan. No such amendment, however, shall authorize or permit any part of the assets of the Plan (other than such part as is required to pay taxes and administration expenses of the Plan) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their beneficiaries; no such amendment shall cause any reduction in the amount credited to any Participant’s account or cause or permit any portion of the assets of the Plan to revert to or become the property of the Employer. No amendment shall reduce or restrict, either directly or indirectly, the benefits accrued by a Participant prior to the amendment date unless specifically permitted by Code Section 411(d)(6) and the regulations promulgated thereunder.

17.2.         Termination; Discontinuance Of Contributions.

The Company shall have the right at any time to terminate this Plan. Upon termination, partial termination, or complete discontinuance of contributions, all Participants’ accounts (or, in the case of a partial termination, the accounts of all affected Participants) shall become fully vested, and shall not thereafter be subject to forfeiture. Upon complete termination of the Plan without the establishment or maintenance of another qualified defined contribution plan by the Employer or another member of the Controlled Group, a Participant shall be entitled to a distribution of all vested Plan accounts, including elective deferral amounts.

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Section 18

Miscellaneous

18.1.         Participants’ Rights.

Neither the establishment of the Plan hereby created, nor any modification thereof, nor the creation of any fund or account, nor the payment of any benefits, shall be construed as giving to any Participant or other person any legal or equitable right against the Employer, any officer or Employee thereof, the Trustee or the Board except as herein provided. Under no circumstances shall the terms of employment of any Participant be modified or in any way affected hereby.

18.2.         Spendthrift Clause.

Except as provided in Section 5 and Section 18.12, no benefit or beneficial interest provided under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, either voluntary or involuntary, and any attempt to so alienate, anticipate, sell, transfer, assign, pledge, encumber or charge the same shall be null and void. No such benefit or beneficial interest shall be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person to whom such benefits or funds are or may be payable.

Notwithstanding the above, a Participant’s benefit will be offset against any amount he or she is ordered or required to pay to the Plan pursuant to an order or requirement which arises under a judgment of conviction for a crime involving the Plan, under a civil judgment entered by a court in an action involving a fiduciary breach, or pursuant to a settlement agreement between the Participant and the Department of Labor or the Pension Benefit Guaranty Corporation. Any such offset shall be made pursuant to Section 206(d) of ERISA.

18.3.         Delegation Of Authority By Employer.

Whenever the Employer, under the terms of this Plan, is permitted or required to do or perform any act, it shall be done and performed by any Committee or officer duly authorized by the Board of Directors of the Company. If no such Committee or officer has been so authorized, such act shall be done and performed by resolution of the Board of Directors of the Company.

18.4.         Distributions To Minors.

In the event that any portion of the Plan becomes distributable to a minor or other person under legal disability (as determined by the laws of the jurisdiction in which he or she then resides), the Employer shall direct that such distribution be made to the legal representative of such minor or other person.

18.5.         Gender, Number And Headings.

Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply. Headings of Sections and Subsections are inserted for convenience of reference, constitute no part of the Plan and are not to be considered in the construction of the Plan.

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18.6.         Separability Of Provisions.

If any provision of this Plan shall be for any reason invalid or unenforceable, the remaining provisions shall nevertheless be carried into effect.

18.7.         Diversion Of Assets.

No part of the assets of the Plan shall be used for, or diverted to, purposes other than the exclusive benefit of Participants or their beneficiaries. Except as provided in Section 4.7, the Employer shall have no beneficial interest in the assets of the Plan and no part of the assets of the Plan shall revert or be repaid to the Employer, directly or indirectly.

18.8.         Service Of Process.

The Plan Administrator shall constitute the Plan’s agent for service of process.

18.9.         Merger.

In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant shall (as if the Plan had then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

18.10.         Benefit Limitation.

(a)         Notwithstanding any other provision hereof, and except as provided in Section 13.1, the amounts allocated to a Participant during the Limitation Year under the Plan and allocated to the Participant under any other defined contribution plan to which the Employer or any other member of the Controlled Group has contributed shall be proportionately reduced, to the extent necessary, so that the Annual Addition does not exceed the lesser of:

(1)         $51,000, as adjusted for increases in the cost of living under Code Section 415(d); or

(2)         100% of the Participant’s compensation within the meaning of Code Section 415(c)(3), including the deferrals described in Code Section 415(c)(3)(D), during the Limitation Year; provided that such compensation shall not include any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or 419A(f)(2)) which is otherwise treated as an Annual Addition.

(b)         For purposes of this Section, Limitation Year means the Plan Year.

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(c)         For purposes of this Section, compensation within the meaning of Code Section 415(c)(3) means remuneration as defined in Treasury Regulation Section 1.415(c)-2(d)(4) (e.g., amounts reported in Box 1 of Form W-2, plus amounts that would have been received and includible in gross income but for an election under Code Section 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k) or 457(b)), but not in excess of $285,000 (as adjusted in accordance with Section 401(a)(17)(B) of the Code) for any Limitation Year, Plan Year or calendar year, as applicable. Such remuneration shall not include any severance pay, whether paid before or after an Employee’s termination of employment. In addition, such amount shall not include other compensation paid after an individual’s termination of employment; provided that, to the extent that the following amounts are otherwise included in the definition of remuneration and are paid no later than the later of the date which is 2½ months after termination of employment or the end of the Limitation Year that includes the date of termination of employment, such amounts paid after an Employee’s termination of employment shall be deemed remuneration:

(1)         regular pay, including compensation for services during regular working hours, overtime, shift differential, commissions, bonuses or other similar payments; and

(2)         payment for unused accrued sick, vacation or other leave, but only if the Employee would have been able to use the leave if employment had continued, and payment received pursuant to a nonqualified, unfunded deferred compensation plan sponsored by the Employer, but only if the Employee would have received the payment at the same time if employment had continued and only to the extent the payment is includible in the Employee’s gross income.

The exclusions provided for in this Section 18.10(c) with respect to post-employment payments shall not apply to payments to an individual who does not currently perform services for the Employer by reason of:

(3)         qualified military service under Code Section 414(u)(1), to the extent such payments do not exceed the compensation such individual would have received from the Employer if he or she had continued to perform services for the Employer; or

(4)         permanent and total disability under Code Section 22(e)(3), provided either that:

(i)         the individual was not a “Highly Compensated Employee” (as determined under Section 414(q) of the Code and the regulations thereunder) immediately before becoming disabled, or

(ii)         the individual was a Highly Compensated Employee immediately before becoming disabled, and the Employer provides continuation of compensation for a fixed or determinable period after termination of employment on behalf of all Participants who are totally and permanently disabled within the meaning of this Section 18.10(c)(4).

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References to the Employer in this Section shall include both the Employer and all members of the Controlled Group

(d)         For purposes of this Section, Annual Additions means the sum for the Limitation Year of Employer contributions, Eligible Employee contributions (as determined without regard to any rollover contributions as defined in Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3) and 457(e)(16) of the Code), reallocated forfeitures, and contributions from any member of the Controlled Group.

18.11.         Commencement Of Benefits.

(a)         Notwithstanding any other Section of the Plan, the payment of benefits under the Plan to the Participant will begin not later than the 60th day after the close of the Plan Year in which the last of the following occurs:

(1)         the date on which the Participant attains age 65; or

(2)         the tenth anniversary of the date on which the Participant commenced participation in the Plan; or

(3)         the Participant’s termination of employment with the Employer. A Participant shall not be deemed to have terminated employment with the Employer until he or she is lacking employment within the Controlled Group.

Notwithstanding the foregoing, if a Participant’s aggregate account balance exceeds $5,000 (excluding his or her Rollover Contribution Account with respect to distributions made prior to September 1, 2010), in no case shall distribution commence until his or her Required Beginning Date unless the Participant elects an earlier distribution in the manner provided in Section 11.3(b).

(b)         Notwithstanding Subsection (a) or any other provision of the Plan, if the amount of payment cannot be ascertained, or if it is not possible to make payment because the Plan Administrator cannot locate the Participant after making reasonable efforts to do so, a retroactive payment may be made no later than 60 days after the earliest date on which the amount of such payment can be ascertained or the date on which the Participant is located, whichever is applicable.

(c)         If the Plan Administrator is unable to locate any person entitled to receive distribution from an account hereunder, such account shall be forfeited and used to reduce Employer contributions on the date two years after

(1)         the date the Plan Administrator sends by certified mail a notice concerning the benefits to such person at his or her last known address or

(2)         the Plan Administrator determines that there is no last known address.

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If an account is forfeited under this Section and a person otherwise entitled to the account subsequently files a claim with the Plan Administrator during any Plan Year, before any allocations for such Plan Year are made under Section 4.4 the account will be restored to the amount which was forfeited without regard to any earnings or losses that would have been allocated. Such restoration shall be made by an Employer contribution to the Plan.

18.12.         Qualified Domestic Relations Order.

Notwithstanding anything in the Plan to the contrary, benefits may be distributed in accordance with the terms of a Qualified Domestic Relations Order (“QDRO”). For this purpose a QDRO is any Domestic Relations Order determined by the Company to be a Qualified Domestic Relations Order within the meaning of Section 414(p) of the Code pursuant to this Section.

(a)         A Domestic Relations Order means a judgment, decree, or order (including the approval of a property settlement agreement) which

(1)         relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child or other dependent of a Participant,

(2)         is made pursuant to a state domestic relations law, and

(3)         creates or recognizes the existence of an Alternate Payee’s right, or assigns to the Alternate Payee the right, to receive all or a portion of the benefits of the Participant under the Plan.

An “Alternate Payee” includes any spouse, former spouse, child, or other dependent of a Participant who is designated by the Domestic Relations Order as having a right to receive all or a portion of the benefits payable under the Plan with respect to the concerned Participant.

(b)         To be a QDRO, the Domestic Relations Order must meet the specifications set forth in Section 414(p) of the Code and must clearly specify the following:

(1)         Name and last known mailing address of the Participant.

(2)         Name and last known mailing address of each Alternate Payee covered by the Domestic Relations Order.

(3)         The amount or the percentage of the Participant’s benefit to be paid to each Alternate Payee, or the manner in which such amount or percentage is to be determined.

(4)         The number of payments or period to which the Domestic Relations Order applies.

(5)         Each plan to which the Domestic Relations Order applies.

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(c)         The status of any Domestic Relations Order as a QDRO shall be determined under the following procedures:

(1)         Promptly upon receiving a Domestic Relations Order, the Company will

(A)         refer the Domestic Relations Order to legal counsel for the Plan to render an opinion within 90 days (or such earlier period as shall be provided by applicable law) whether the Domestic Relations Order is a QDRO, and

(B)         notify the affected Participant and any Alternate Payee of the receipt by the Plan of the Domestic Relations Order and of this procedure.

(2)         Promptly upon receiving the determination made by the Plan’s legal counsel of the status of the Domestic Relations Order, the affected Participant and each Alternate Payee (or any representative designated by an Alternate Payee by written notice to the Company) shall be furnished a copy of such determination. The notice of determination shall state

(A)         whether the Plan’s legal counsel has determined that the Domestic Relations Order is a QDRO, and

(B)         once such legal counsel determines whether the Domestic Relations Order constitutes a QDRO, that the Company will commence any payments currently due under the Plan to the person or persons entitled thereto after the expiration of a period of 60 days commencing on the date of the mailing of the notice unless prior thereto the Company receives notice of the institution of legal proceedings disputing the determination. The Company shall, as soon as practical after such 60 day period, ascertain the dollar amount currently payable to each payee pursuant to the Plan and the QDRO, and any such amounts shall be disbursed by the Plan.

(3)         If there is a dispute on the status of a Domestic Relations Order as a QDRO, there shall be a delay in making payments. The Company shall direct that the amounts otherwise payable be held in a separate account within the Plan. If within 18 months thereafter, the Domestic Relations Order is determined not to be a valid QDRO, or the status of the Domestic Relations Order has not been finally determined, the segregated or escrow amounts (including interest thereon) shall be paid to the person or persons who would have been entitled to such amounts if there had been no Domestic Relations Order. Any determination thereafter that the Domestic Relations Order is a QDRO shall be applied prospectively only.

(d)         If a Domestic Relations Order requires payment to an Alternate Payee in an immediate lump sum, the order shall not lose its status as a Qualified Domestic Relations Order merely because of the immediate lump sum provision.

18.13.         Written Explanation Of Rollover Treatment.

The Company shall, when making an eligible rollover distribution, provide a written explanation to the recipient of such distribution of his or her right to roll over such distribution to an Eligible Retirement Plan and, if applicable, his or her right to the special five or ten year averaging and capital gains tax treatment in the Code. Such written explanation will be provided to the recipient in accordance with rules prescribed by the Internal Revenue Service.

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18.14.         Special Distribution Option.

Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s (as hereinafter defined) election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution (as hereinafter defined) paid directly to an Eligible Retirement Plan (as hereinafter defined) specified by the Distributee in a Direct Rollover.

(a)         An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include:

(1)         any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years or more;

(2)         any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; or

(3)         any hardship distribution.

(b)         An Eligible Retirement Plan is

(1)         an individual retirement account described in Section 408(a) of the Code,

(2)         an individual retirement annuity described in Section 408(b) of the Code,

(3)         an annuity plan described in Section 403(a) of the Code,

(4)         an annuity contract described in Section 403(b) of the Code,

(5)         an eligible deferred compensation plan under Section 457(b) of the Code which is maintained by an eligible employer described in Section 457(e)(1)(A) of the Code,

(6)         a qualified trust described in Section 401(a) of the Code that accepts the Distributee’s Eligible Rollover Distribution, or

(7)         to the extent permitted by applicable law, a Roth IRA described in Section 408A of the Code.

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(c)         A Distributee includes an Eligible Employee or former Eligible Employee. In addition, the Eligible Employee’s or former Eligible Employee’s surviving Spouse and the Eligible Employee’s or former Eligible Employee’s Spouse or former Spouse who is the Alternate Payee under a Qualified Domestic Relations Order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the Spouse or former Spouse. Moreover, a designated non-Spouse beneficiary may be a Distributee only with respect to an Eligible Retirement Plan described in Section 18.14(b)(1), (b)(2) or (b)(7) above.

(d)         A Direct Rollover payment is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

(e)         Notwithstanding anything in the Plan to the contrary, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax contributions received by the Plan pursuant to Section 4.8, which are not includible in gross income. However, such portion may be transferred only to (1) an individual retirement account or annuity described in Section 408(a) or (b) of the Code; (2) a qualified trust; or (3) to an annuity contract described in Section 403(b) of the Code, if such trust or contract provides for separate accounting for amounts so transferred (including interest thereon), including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

18.15.         Limitations On Special Distribution Option.

(a)         Notwithstanding the provisions of the immediately preceding Section entitled Special Distribution Option, the amount which may be paid directly to the trustee of another Eligible Retirement Plan under such Section shall be no less than $500; and no amount shall be so paid unless the amount of such distributions in any calendar year which are otherwise eligible for such payment are reasonably expected to total $200 or more.

(b)         The Employer shall provide notice of the special distribution option described in the preceding Section to the Participant in accordance with rules prescribed by the Internal Revenue Service.

(c)         Notwithstanding the provisions of the immediately preceding section entitled Special Distribution Option, a direct rollover of a distribution from a Roth elective deferral account under the Plan will only be made to another Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) or to a Roth IRA described in Code Section 408A, and only to the extent the rollover is permitted under the rules of Code Section 402(c). Also, the Plan will not provide for a direct rollover (including an automatic rollover) for distributions from a Participant’s Roth Account if the amount of the distributions that are eligible rollover distributions are reasonably expected to total less than $200 during a year. In addition, any distribution from a Participant’s Roth Account is not taken into account in determining whether distributions from a Participant’s other accounts are reasonably expected to total less than $200 during a year.

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18.16.         Waiver Of 30-Day Period.

A Participant who receives the notice described in Section 11.3(a) will simultaneously receive the notice described in Section 18.13 and will be given the opportunity to consider for at least 30 days after such notices are provided the decision of whether or not to elect a Direct Rollover (as described in Section 18.14) and whether or not to elect to defer receipt of his or her vested benefit. A Participant may waive such opportunity to consider such elections for at least 30 days by submitting completed distribution election forms to the Employer before the 30 day time period has elapsed. Notwithstanding any provision herein to the contrary, the Employer may distribute a Participant’s vested benefit pursuant to his or her distribution election forms at any time following such Participant’s waiver of the opportunity to consider such elections for at least 30 days.

18.17.         Contribution On Behalf Of Controlled Group Member.

If a member of the Controlled Group contributes to the Plan and the contribution is accepted by the Plan with the consent of the Employer, the Controlled Group member will be deemed to have adopted the Plan with the consent of the Employer with respect to the category of employees on behalf of whom the contribution was made.

18.18.         Construction Of Plan.

Except as provided in ERISA, this Plan shall be construed according to the laws of the State of Missouri, and all provisions of the Plan shall be administered according to the laws of such state.

18.19.         Leased Employees.

Any person who is a Leased Employee of any member of the Controlled Group shall be treated for all purposes of the Plan as if he or she were employed by a member of the Controlled Group which has not adopted the Plan. In the case of a Leased Employee or an Employee, service shall be determined by taking into account any period for which the individual would have been a Leased Employee but for the fact that he or she had not performed services for a member of the Controlled Group on a substantially full-time basis for a period of at least one year. A transfer from the status of an employee of the Employer to that of a Leased Employee shall not be considered a termination of employment under the Plan. An individual who has such a transfer shall not have a termination of employment until he or she ceases to be an employee of the Employer and all members of its Controlled Group and is no longer a Leased Employee.

18.20.         Correcting Mistakes.

In the event of a mistake or misstatement as to the eligibility or participation or Compensation of any Participant, or the amount of contributions allocated to or made on behalf of a Participant, or payments made or to be made to a Participant or beneficiary, the Plan Administrator shall, if possible, cause to be withheld or accelerated or otherwise make adjustment of such amounts or payments as will in its sole judgment entitle the Participant or beneficiary to the proper amount of payment under the Plan. Correction of a mistake described herein may include the Employer making a qualified nonelective contribution (QNEC) to the Plan or any other acceptable and reasonable method of correction permitted under a retirement plan correction program such as the Employee Plans Compliance Resolution System.

18.21.         Multiple Employer Plan Rules.

For any Plan Year in which the entities listed in the definition of Employer in Section 2.11 are not members of the same Controlled Group, the following rules shall apply:

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(a)         The provisions of Section 4 and Section 7 shall apply separately to each separate Controlled Group;

(b)         The $285,000 (or such other amount prescribed by applicable law) limitation on Compensation in Section 2.7 shall apply separately to Compensation received by a Participant from each separate Controlled Group; and

(c)         The provisions of Sections 13.3 and 18.10 shall continue to apply as if the entities listed in the definition of Employer were part of the same Controlled Group.

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Section 19

Minimum Distribution Requirements.

19.1.         General Rules.

(a)         Effective Date. The provisions of this article will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

(b)         Precedence. The requirements of this Section will take precedence over any inconsistent provisions of the Plan. However, if distribution of a Participant’s accounts are required to be distributed as of an earlier date pursuant to a specific provision of the Plan, such other provision shall control.

(c)         Requirements of Treasury Regulations Incorporated. All distributions required under this article will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Code.

(d)         TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this article, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of TEFRA.

19.2.         Time and Manner of Distribution.

(a)         Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(b)         Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(1)         If the Participant’s surviving Spouse is the Participant’s sole designated beneficiary, then, except as hereinafter provided, distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70-½, if later.

(2)         If the Participant’s surviving Spouse is not the Participant’s sole designated beneficiary, then, except as hereinafter provided, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(3)         If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

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(4)         If the Participant’s surviving Spouse is the Participant’s sole designated beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this Section 19.2(b), other than Section 19.2(b)(1) will apply as if the surviving Spouse were the Participant.

For purposes of this Section 19.2(b) and Section 19.5, unless Section 19.2(b)(4) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Section 19.2(b)(4) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under Section 19.2(b)(1). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under 19.2(b)(1)), the date distributions are considered to begin is the date distributions actually commence.

(c)         Form of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with Sections 19.3 and 19.4 of this Section. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations. Annuity payments hereunder shall be nonincreasing once commenced or increase only as permitted by Treasury Regulation Section 1.401(a)(9)-6, Q&A 14.

19.3.         Required Minimum Distributions During Participant’s Lifetime.

(a)         Amount of Required Minimum Distribution. For Each Distribution Calendar Year during the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(1)         the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(2)         if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the distribution calendar year.

(b)         Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 19.3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

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19.4.         Required Minimum Distributions After Participant’s Death.

(a)         Death On or After Date Distributions Begin.

(1)         If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

(A)         The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B)         If the Participant’s surviving Spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving Spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For distribution calendar years after the year of the surviving Spouse’s death, the remaining life expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(C)         If the Participant’s surviving Spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(2)         If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(b)         Death Before Date Distributions Begin.

(1)         If the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in Section 19.4(a).

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(2)         If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(3)         If the Participant dies before the date distributions begin, the Participant’s surviving Spouse is the Participant’s sole designated beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under Section 19.2(b)(1), this Section 19.4(b) will apply as if the surviving Spouse were the Participant.

19.5.         Definitions.

(a)         Designated beneficiary shall mean the individual who is designated as the beneficiary under the Plan and is the designated beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-l, Q&A-4, of the Treasury regulations.

(b)         Distribution calendar year is a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to Section 19.2(b).

(c)         Life expectancy is the life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

(d)         Participant’s account balance is the account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(e)         Required Beginning Date is the date specified in the Plan.

19.6.         Participant and Beneficiary Elections.

(a)         Election to Allow Participants or Beneficiaries to Elect 5-Year Rule. Participants or beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule in Sections 19.2(b) and 19.4(b) of this Section 19 of the Plan applies to distributions after the death of a Participant who has a designated beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Section 19.2(b) of the Plan, or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving Spouse’s) death. If neither the Participant nor beneficiary makes an election under this Section, distributions will be made in accordance with Sections 19.2(b) and 19.4(b) of Section 19 of the Plan and, if applicable, the elections in Section 19.2 above.

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(b)         Election to Allow Designated Beneficiary Receiving Distributions Under 5- Year Rule to Elect Life Expectancy Distributions. A designated beneficiary who is receiving payments under the 5-year rule may make a new election to receive payments under the life expectancy rule until December 31, 2003, provided that all amounts that would have been required to be distributed under the life expectancy rule for all distribution calendar years before 2004 are distributed by the earlier of December 31, 2003 or the end of the 5-year period.

Section 20

Top-Heavy Rules.

20.1.         Definitions.

(a)         “Accounts” means, with respect to a Participant, each account described in Section 8.1 maintained for such Participant under the Plan and other similar amounts maintained under other defined contribution plans within the Controlled Group, such accounts collectively referred to hereunder for purposes of this Section 20 as “Accounts”.

(b)         “Accrued Benefits” means “the present value of accrued benefits” as that phrase is defined under regulations issued under Section 416 of the Code. For purposes of this Section, the Accrued Benefits of any Participant (other than a Key Employee) shall be determined under the single accrual rate used by all Qualified Plans of the Controlled Group which are defined benefit plans, or if there is no single accrual rate, Accrued Benefits shall be determined as accruing no more rapidly than the slowest rate permitted under Section 411(b)(1)(C) of the Code. The present values of Accrued Benefits and the amounts in Accounts of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the one (1)-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “five (5)-year period” for “one (1)-year period.”

(c)         “Beneficiaries” means, for purposes of this Section 20, the person or persons to whom the share of a deceased Participant’s Accounts are payable.

(d)         “Determination Date” means for a Plan Year the last day of the preceding Plan Year.

(e)         “Former Key Employee” means any person presently or formerly employed by the Controlled Group (and the Beneficiaries of such person) who during the Plan Year is not classified as a Key Employee but who was classified as a Key Employee in a previous Plan Year; provided, however, that a person who has not performed any services for the Controlled Group at any time during the one-year period ending on the Determination Date (and the Beneficiaries of any such person) shall not be considered a Former Key Employee.

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(f)         “Key Employee” means any person presently or formerly employed by the Controlled Group (and the Beneficiaries of such person) who is a “key employee” as that term is defined in Section 416(i) of the Code and the regulations thereunder; provided, however, that a person who has not performed any services for the Controlled Group at any time during the one-year period ending on the Determination Date (and the Beneficiaries of any such person) shall not be considered a Key Employee. For purposes of determining whether a person is a Key Employee, the definition of Top-Heavy Compensation shall be applied.

(g)         “Non-Key Employee” means any person presently or formerly employed by the Controlled Group (and the Beneficiaries of such person) who is not a Key Employee or a Former Key Employee; provided, however, that a person who has not performed any services for the Controlled Group at any time during the one-year period ending on the Determination Date (and the Beneficiaries of any such person) shall not be considered a Non-Key Employee.

(h)         “Permissive Aggregation Group” means each Qualified Plan of the Controlled Group in the Required Aggregation Group plus each other Qualified Plan which is not part of the Required Aggregation Group but which satisfies the requirements of Sections 401(a)(4) and 410 of the Code when considered together with the Required Aggregation Group.

(i)         “Required Aggregation Group” means each Qualified Plan (including any terminated Qualified Plan) of the Controlled Group in which a Key Employee participates during the Plan Year containing the Determination Date or any of the four preceding Plan Years and each other Qualified Plan (including any terminated Qualified Plan) of the Controlled Group which during this period enables any Qualified Plan (including any terminated Qualified Plan) in which a Key Employee participates to meet the requirements of Section 401(a)(4) or 410 of the Code.

(j)         “Top-Heavy Compensation” means compensation as defined in Section 18.10(c).

(k)         “Top-Heavy Group” means, for a Plan Year, the Required Aggregation Group if, and only if, the sum of the Accrued Benefits (valued as of the Determination Date for such Plan Year) and the amounts in Accounts under all Qualified Plans (including any terminated Qualified Plans) in the Required Aggregation Group for Key Employees exceeds 60% of the sum of the Accrued Benefits (valued as of such Determination Date) and the amounts in Accounts under all Qualified Plans (including any terminated Qualified Plans) in the Required Aggregation Group for all Key Employees and Non-Key Employees; provided, however, that the Required Aggregation Group will not be a Top-Heavy Group for a Plan Year if the sum of the Accrued Benefits (valued as of the Determination Date for such Plan Year) and the amounts in Accounts under all Qualified Plans (including any terminated Qualified Plans) in the Required Aggregation Group for Key Employees does not exceed 60% of the sum of the Accrued Benefits (valued as of such Determination Date) and the amounts in Accounts under all Qualified Plans in the Permissive Aggregation Group for all Key Employees and Non-Key Employees. If the Qualified Plans in the Required or Permissive Aggregation Group have different Determination Dates, the Accrued Benefits and amounts in Accounts under each such Plan shall be calculated separately, and the Accrued Benefits and the amounts in Accounts as of Determination Dates for such Plans that fall within the same calendar year shall be aggregated.

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20.2.         Special Top-Heavy Rules.

If for any Plan Year the Plan is part of a Top-Heavy Group, then, effective as of the first day of such Plan Year, the following shall apply to Participants who accrue an Hour of Employment on or after the first day of such Plan Year:

Minimum Allocation if Plan is part of Top-Heavy Group. - Notwithstanding the foregoing, for each Plan Year in which the Plan is part of a Top-Heavy Group, the sum of the Company contributions and forfeitures allocated under the Plan to the account of each Non- Key Employee who is both a Participant and Eligible Employee on the last day of such Plan Year shall be at least equal to the lesser of three percent of such Non-Key Employee’s Top- Heavy Compensation for such Plan Year or the largest percentage of Top-Heavy Compensation allocated to the account of any Key Employee. Amounts which a Non-Key Employee or Key Employee elects to contribute on a pre-tax or Roth basis to a Qualified Plan which meets the requirements of Section 401(k) of the Code shall be considered a Company contribution for purposes of determining whether the Plan is part of a Top Heavy Group under Section 20.1; provided, however, that such pre-tax or Roth contributions made by Non-Key Employees may not be taken into account in determining the minimum allocation provided under this Section. In addition, matching contributions made on behalf of Non-Key Employees may be taken into account in determining the minimum allocation provided under this Section.

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IN WITNESS WHEREOF, the Company has caused this amendment to be executed by a duly authorized officer this 1st day of November, 2023.

BUNGE NORTH AMERICA, INC.

By
Name:
Its:

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